                                                                      EXHIBIT 10



                                LEASE AGREEMENT

                                    BETWEEN

                       BELLEVUE GOLDWELL ASSOCIATES LLC
                                 ("Landlord")

                                      and

                             MICROSOFT CORPORATION
                                  ("Tenant")

                           SUNSET CORPORATE CAMPUS,

                                 BUILDING ONE

                             BELLEVUE, WASHINGTON

                               Table of Contents

                                                                              Page
                                                                              ----
ARTICLE 1     BASIC LEASE TERMS.............................................    1
      1.1     Terms.........................................................    1
      1.2     Exhibits......................................................    4

ARTICLE 2     DESCRIPTION OF PREMISES.......................................    5
      2.1     Premises......................................................    5
      2.2     [Intentionally Omitted.]......................................    6
      2.3     Right of First Offer..........................................    6
      2.4     Other Space...................................................    6

ARTICLE 3     TERM..........................................................    6
      3.1     Term..........................................................    6
      3.2     Extension Option..............................................    7
      3.3     [Intentionally Omitted.]......................................    7
      3.4     Conditions to Tenant's Obligations............................    7
ARTICLE 4     RENT..........................................................    7

ARTICLE 5     OPERATING COSTS, CAPITAL EXPENDITURES AND REAL ESTATE TAXES...    8
      5.1     Operating Costs...............................................    8
      5.2     Estimated Operating Costs.....................................   12
      5.3     Verification of Operating Expenses............................   12
      5.4     Capital Expenditures..........................................   12
      5.5     Tenant's Proportionate Share..................................   13
      5.6     Real Estate Taxes.............................................   13
      5.7     [Intentionally Omitted.]......................................   13
      5.8     Payment of Real Estate Taxes..................................   14
      5.9     Contesting Real Estate Taxes..................................   14
      5.10    Installment Payments..........................................   14
      5.11    Subsequent Assessments........................................   14

ARTICLE 6     UTILITIES AND SERVICES........................................   15
      6.1     Utilities.....................................................   15
      6.2     Costs of Electrical Service...................................   15
      6.3     HVAC..........................................................   16
      6.4     Janitorial Service............................................   16
      6.5     Security Service..............................................   16
      6.6     Interruption of Services or Utilities.........................   16
      6.7     Tenant Security System........................................   16
      6.8     Landlord Access...............................................   17
      6.9     Year 2000 Compliance..........................................   17

ARTICLE 7     USE OF PREMISES...............................................   17
      7.1     Purpose.......................................................   17
      7.2     Code Compliance for Tenant's Occupancy........................   18
      7.3     Prohibited Activities.........................................   18

ARTICLE 8     TENANT'S WORK.................................................   18
      8.1     Tenant Plans..................................................   18
      8.2     Contractor....................................................   18
      8.3     Reliance on Landlord Information..............................   19
      8.4     [Intentionally Omitted.]......................................   19
      8.5     Construction of Tenant's Work.................................   19
      8.6     Tenant Allowances.............................................   19
      8.7     Tenant's Access During Construction...........................   19
      8.8     Substantial Completion........................................   19
      8.9     Intentionally Omitted.........................................   20
      8.10    [Intentionally Omitted.]......................................   20
      8.11    Delay in Substantial Completion...............................   20
      8.12    Construction Insurance........................................   20
      8.13    Tenant's Construction Representative..........................   21
      8.14    Signage.......................................................   22
      8.15    Communications Equipment......................................   22

ARTICLE 9     COMPLIANCE WITH LAW...........................................   23
      9.1     Compliance with Law...........................................   23
      9.2     ADA Compliance................................................   23
      9.3     Contesting Legal Requirement..................................   23

ARTICLE 10    ALTERATIONS, ADDITIONS AND IMPROVEMENTS.......................   24
     10.1     Nonstructural.................................................   24
     10.2     Major Alterations.............................................   24
     10.3     Contractor....................................................   25
     10.4     Landlord Charges..............................................   25
     10.5     Building Standard Finishes....................................   25
     10.6     Compliance with Law...........................................   25
     10.7     Construction Insurance........................................   25

ARTICLE 11    CONDITION, REPAIR AND MAINTENANCE OF PREMISES.................   25
     11.1     Repair of Defects.............................................   25
     11.2     Tenant's Maintenance..........................................   25
     11.3     Landlord's Maintenance........................................   26
     11.4     Time to Complete Work.........................................   26

ARTICLE 12    DAMAGE AND DESTRUCTION........................................   26
     12.1     Repair........................................................   26
     12.2     Termination...................................................   27
     12.3     Delay in Completing Repair....................................   27
     12.4     Final Year of Term............................................   27
     12.5     Abatement.....................................................   27

ARTICLE 13    CONDEMNATION..................................................   27
     13.1     Taking........................................................   28
     13.2     Termination for Material Interference.........................   28
     13.3     Taking of Parking.............................................   28
     13.4     Abatement.....................................................   28
     13.5     Taking Award..................................................   28
     13.6     Savings Clause................................................   29

ARTICLE 14    SUBORDINATION, RECOGNITION, NON-DISTURBANCE AND ATTORNMENT....   29
      14.1    Subordination.................................................   29
      14.2    Holder's Election.............................................   29
      14.3    Delivery of SAND Agreement....................................   29

ARTICLE 15    LANDLORD'S WARRANTIES.........................................   29

ARTICLE 16    INSURANCE; WAIVER OF CLAIM....................................   30
      16.1    Tenant's Liability Insurance..................................   30
      16.2    Tenant's Property Insurance...................................   30
      16.3    Landlord's Liability Insurance................................   31
      16.4    Landlord's Property Insurance.................................   31
      16.5    Waiver of Recovery and Subrogation............................   31

ARTICLE 17    INDEMNIFICATION...............................................   31
      17.1    Tenant........................................................   31
      17.2    Landlord......................................................   32
      17.3    Survival......................................................   33

ARTICLE 18    ASSIGNMENT AND SUBLETTING.....................................   33
      18.1    Assignment Without Consent....................................   33
      18.2    Assignment With Consent.......................................   33
      18.3    Effect of Transfer............................................   34

ARTICLE 19    TENANT'S PROPERTY.............................................   34
      19.1    Removal of Property During Term...............................   34
      19.2    Removal of Property at End of Term............................   35
      19.3    No Lien.......................................................   35

ARTICLE 20    DEFAULT.......................................................   35
      20.1    Tenant's Default..............................................   35
      20.2    Landlord's Remedies...........................................   35
      20.3    Landlord's Default............................................   37
      20.4    Tenant's Remedies.............................................   37
      20.5    No Cure Period................................................   37
      20.6    Self-help.....................................................   37
      20.7    Survival......................................................   37

ARTICLE 21    NOTICES.......................................................   38

ARTICLE 22    QUIET ENJOYMENT...............................................   38

ARTICLE 23    HOLDING OVER..................................................   38

ARTICLE 24    MEMORANDUM OF LEASE...........................................   38

ARTICLE 25    ESTOPPEL CERTIFICATES.........................................   38

ARTICLE 26    ENVIRONMENTAL PROVISIONS......................................   39
      26.1    Environmental Law.............................................   39
      26.2    Hazardous Substances..........................................   39

      26.3    Landlord's Obligations........................................   39
      26.4    Tenant's Obligations..........................................   40

ARTICLE 27    ADDITIONAL PROVISIONS.........................................   41
      27.1    Removal of Liens..............................................   41
      27.2    Brokers.......................................................   41
      27.3    Successors....................................................   41
      27.4    Severability..................................................   41
      27.5    Integration...................................................   41
      27.6    Governing Law.................................................   42
      27.7    No Waiver.....................................................   42
      27.8    Construction..................................................   42
      27.9    Time..........................................................   42
      27.10   Cumulative Remedies...........................................   42
      27.11   Protest.......................................................   42
      27.12   Execution; Binding Effect.....................................   42
      27.13   Authority.....................................................   42
      27.14   Rules and Regulations.........................................   42
      27.15   Force Majeure.................................................   43
      27.16   Attorneys' Fees...............................................   43
      27.17   Confidentiality...............................................   43
      27.18   Reasonableness................................................   43
      27.19   [Intentionally Omitted.]......................................   44
      27.20   Landlord's Exculpation........................................   44
      27.21   Landlord's Knowledge..........................................   44
      27.22   Assignment by Landlord........................................   44
      27.23   Late Charge; Interest.........................................   44

EXHIBIT A-1  Premises
EXHIBIT A-2  Site Plan
EXHIBIT A-3  Floor Plans
EXHIBIT B    Permitted Encumbrances
EXHIBIT C    Commencement Date Agreement
EXHIBIT D    Janitorial Services
EXHIBIT E    Subordination Non-Disturbance and Attornment Agreement
EXHIBIT F    Building Standard Finishes
EXHIBIT G    Building Signage Policy

                                   ARTICLE 1
                               BASIC LEASE TERMS


     1.1  Terms. Reference in this Lease to any of the terms listed below shall
          -----
be deemed to incorporate and be a reference to the data or definition set forth next to such term in this Article.

          (a)  Landlord: Bellevue Goldwell Associates LLC, a Delaware limited liability company

          (b)  Landlord's Address:
                    Bellevue Goldwell Associates LLC
                    c/o Voit Property Management
                    13810 Southeast Eastgate Way
                    Bellevue, Washington  98005

               With a copy sent to:
                    O.C. Real Estate Management, LLC
                    420 East Third Street, Suite 600
                    Los Angeles, CA  90013
                    Attn:  Mr. William H. Cunningham, Jr.

          (c)  Tenant:   Microsoft Corporation, a Washington corporation

          (d)  Tenant's Address:
                    Microsoft Corporation
                    One Microsoft Way
                    Redmond, WA  98052-6399
                    Attn:  Larry Neilson
                           General Manager, Real Estate & Facilities / Corporate Security

               With a copy sent to:
                    Microsoft Corporation
                    One Microsoft Way
                    Redmond, WA  98052-6399
                    Attn:  John A. Seethoff
                           Law and Corporate Affairs

          (e)  Address of Premises:
                    13810 S.E. Eastgate Way
                    Bellevue, WA  98005

          (f)  Building:  See Article 2

          (g) Premises: All of the fourth (4th) floor of the Building and portions of the third (3rd) and fifth (5th) floors of the Building as more particularly shown on Exhibit A-3 attached.

          (h) Execution Date: The last date appearing adjacent to the parties' signatures below

          (i) Commencement Date:  See Article 3

          (j) Delivery Date:  See Article 8

          (k) Option:  See Article 3

          (l) Land:  See Article 2

          (m) Term:  See Article 3

          (n) [Intentionally Omitted]

          (o) Tenant's Work:  See Article 8

          (p) Substantial Completion:  See Article 8

          (q) Use of Premises:  See Article 7

          (r) Base Rent:

                                                             Annual Rental Rate per Square Foot of
                          Lease Year                                     Rentable Area
                          ----------                                     -------------
                             One                                              $29.00
                             Two                                              $29.00
                             Three                                            $29.00
                             Four                                             $31.61
                             Five                                             $31.61

          (s) Additional Rent:  See Article 4

          (t) Rent:  Base Rent and Additional Rent (See Article 4)

          (u) Base Rent During Option Term:  "Market Rent" means the prevailing
                                              -----------
market rental rate (including any periodic increases) that a willing tenant would pay and a willing landlord would accept in an arm's length bona fide negotiation for office space in an office building of comparable quality, design and location in the I-90 Corridor [I-405 to Issaquah] for tenancies of at least 20,000 square feet of Rentable Area (provided that if there are fewer than three
(3) such "comparable" leaseholds in the I-90 Corridor the market area shall be expanded to the Redmond, Bellevue, Issaquah areas), being under no compulsion to lease the Premises as of the first day of the Option Term, taking into consideration the uses permitted under this Lease, having a five (5) year term and reflecting the relevant provisions of this Lease (e.g., base year rental rate, services provided by Landlord and method of calculating Rentable Area and creditworthiness of Tenant), and taking into consideration all other relevant factors including, without limitation, any concessions or inducements (e.g., rent abatement, tenant improvement and other allowances) then being offered by landlords to prospective or renewal tenants of similar size (or by prospective or renewal tenants to landlords), definition of "rentable area" applicable to the comparable spaces, distinction between gross and net rentals, services provided and creditworthiness of tenant. For purposes of determining comparable "quality and design," the Premises shall be deemed to exclude (i) that portion of Tenant's Work constructed at a cost in excess of the Tenant Improvement Allowance, (ii) any increase in the value of the Premises resulting from Alterations constructed at the expense of Tenant. For purposes of determining the Market Rent, the parties will first look to comparable transactions involving renewal tenants, and if there are fewer than three (3) such comparable transactions, then to new tenancies. Tenant shall receive an improvement allowance for the Option term which shall be not less than $5.00 per square foot of usable area in the Premises.

          Base Rent for each Option term shall be the Market Rent for the Option Term. The parties shall negotiate in good faith to establish the Market Rent. If the parties are unable to agree on Market Rent within fifteen (15) days after Tenant gives Landlord its notice exercising the Option (the "Notice Date"), then
                                                             -----------
the parties or their representatives shall promptly meet and attempt to agree on the Market Rent. If within thirty (30) days after the Notice Date (such date being referred to herein as the "Trigger Date") the parties have not agreed on the Market Rent, then each party shall appoint a disinterested, independent appraiser who is a member of the American Institute of Real Estate Appraisers (an "Appraiser") and has at least ten (10) years experience appraising
     ---------
commercial office building properties in the greater Bellevue-Redmond area. The Appraisers shall agree upon a mutually acceptable third appraiser (the "Third
                                                                        -----
Appraiser") meeting the aforesaid criteria for an Appraiser.  If the Appraisers
---------
are unable to reach agreement on the Third Appraiser within a period of ten (10) business days, then either Appraiser, on behalf of both Appraisers, may request that the president of the Seattle Chapter of the American Institute of Real Estate Appraisers, if there is one and he or she is independent of both Landlord and Tenant, appoint the Third Appraiser who meets the aforesaid criteria for an Appraiser. If there is no such independent president, then either Appraiser, on behalf of both, may request appointment of a Third Appraiser meeting the aforesaid criteria for an Appraiser by the then presiding judge of King County Superior Court acting in his or her private non-judicial capacity, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment, and the parties agree to indemnify and hold the presiding judge fully and completely harmless from and against all claims arising out of the presiding judge's appointment of an Appraiser. Upon reaching said agreement or after such appointment, the originally designated Appraisers shall endeavor to reach agreement regarding Market Rent. If the Appraisers are unable to reach agreement about Market Rent within forty-five (45) days after the Trigger Date, then either party on written notice to the other may request the involvement of the Third Appraiser, and each Appraiser promptly shall submit his determination of Market Rent to the Third Appraiser. The Third Appraiser shall determine Market Rent (applying the definition stated above) within fifteen (15) days after involvement and the three appraisals shall be averaged in order to establish Market Rent; provided, however, if the low appraisal or high appraisal, or both, are more than five percent (5%) lower or higher (as the case may be) than the middle appraisal, the low appraisal or the high appraisal, or both (as the case may be), shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be averaged in order to establish the Market Rent. If both the low appraisal and the high appraisal are disregarded, the middle appraisal shall establish the Market Rent. After the Market Rent has been so established, the Third Appraiser shall immediately notify Landlord and Tenant in writing. Each party shall bear the expense of retaining its Appraiser. The fees and expenses of the Third Appraiser and other expenses of the arbitration shall be borne equally by the parties. The Third Appraiser's determination of Market Rent shall be final and binding on the parties. Judgment upon the determination of Market Rent rendered by the Third Appraiser may be entered in any court having jurisdiction.

          (v) Premises Rentable Area:  67,209 square feet

          (w) Building Rentable Area:  153,501 square feet

          (x) [Intentionally Omitted]

          (y) Tenant's Proportionate Share:  See Section 5.5

          (z) Rentable Area: In the event it becomes necessary to measure any space added to the Premises pursuant to this Lease or otherwise, or in the event of a reduction of the space within the

Premises, Rentable Area shall be calculated according to the Building Owners and Managers Association International ("BOMA") standards, namely the "Standard
                                     ----
Method for Measuring Floor Area in Office Buildings - American National Standard," ANSI Z65.1-1996 (Revisions of ANSI Z65.1-1980) approved June 7, 1996 by American National Standards Institute, Inc. as interpreted by written guidance published by BOMA entitled "Answers to 26 Key Questions About the ANSI/BOMA Standard for Measuring Floor Area in Office Buildings, and in any event excluding vertical penetrations, building rooftops and penthouses. Any dispute about measurement or calculation of Rentable Area shall be submitted to the Independent Arbiter for resolution.

          (aa) Lease Year: The first twelve (12) full calendar months of the Term and each succeeding twelve (12) month period.

          (bb) Laws: Laws, ordinances, rules and regulations, including but not limited to building and zoning laws, including the Americans with Disabilities Act, health, energy, and fire codes of the state, local and federal governments, agencies, and boards, and the requirements and regulations of Boards of Fire Underwriters having jurisdiction and of insurance carriers of all insurance on the Premises (collectively "Laws").
                            ----

          (cc) Independent Arbiter:  A practicing architect with at least ten
(10) years experience and membership in the American Institute of Architects

("AIA") who has not been employed by either party or any affiliate of either
-----
party or who is currently pursuing work for or has worked for either party or any affiliate of either party during the preceding twelve (12) months. The Independent Arbiter shall be appointed by the president of the AIA chapter in the locality where the Premises are located. Either Landlord or Tenant may apply for appointment of the Independent Arbiter. Except as otherwise provided in this Lease, each party shall pay one half (1/2) of the expenses of the Independent Arbiter.

          (dd) Development: See Section 2.2. Buildings One and Two of the project known as Sunset Corporate Campus, including the associated Common Areas, depicted on the Site Plan attached as Exhibit A-2.

   1.2    Exhibits.  The Exhibits listed below are attached and are incorporated
          --------
in this Lease by this reference.

          (a)   Exhibit A-1   Land

          (b)   Exhibit A-2   Site Plan

          (c)   Exhibit A-3   Premises

          (d)   Exhibit B     Permitted Encumbrances

          (e)   Exhibit C     Commencement Certificate

          (f)   Exhibit D     Janitorial Services

          (g)   Exhibit E     Subordination Non-Disturbance and Attornment
                              Agreement

          (h)   Exhibit F     Building Standard Finishes

          (i)   Exhibit G     Building Signage Policy

                                   ARTICLE 2
                            DESCRIPTION OF PREMISES

          2.1       Premises.  Landlord leases to Tenant all of the fourth
                    --------
floor and portions of the third and fifth floors of that certain building (the "Building") erected on that certain parcel of land ("Land") described in Exhibit
---------                                            ----                -------
A-1 attached, together with appurtenances and the benefits of any appurtenant
---
easements and rights of way.  A Site Plan attached as Exhibit A-2 depicts the
                                                      -----------
location of the Building.  The floor plans attached as Exhibit A-3 depict the
                                                       -----------
location of the Premises. Tenant, its agents, employees and invitees shall have the non-exclusive, irrevocable right, privilege and easement to use in common with other tenants of the Development, the Common Areas described below for the purposes for which they were intended, including without limitation for adequate and unobstructed pedestrian and vehicular traffic, access, ingress and egress to, from and between the streets and highways adjoining the Building without payment of any fee or other charge by Landlord being made therefor except the sums expressly provided to be paid by Tenant under this Lease, subject to the Rules described in Section 27.14 below. "Common Areas" means the Building
                                          ------------
common entrances, lobbies, public restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises, loading and unloading areas, trash areas, parking areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities. Notwithstanding the descriptive inclusion of parking areas in the definition of "Common Areas," Tenant's specific right to parking spaces is described in Section 2.2 below. No changes shall be made to the Common Areas that would materially interfere with Tenant's access to the Premises or use of the Premises except as may otherwise be required by applicable law.

          There currently are 1,046 parking stalls at the Development. Landlord shall not allow or cause a reduction in the number of stalls below this amount unless a tenant surrenders specific rights to stalls that are removed from use and Landlord thereafter makes a corresponding reduction in the number of stalls it offers for rental to tenants at the Development. Any such reduction shall not limit or affect Tenant's right to purchase permits as provided in the next sentence. Tenant shall have the right to purchase four (4) parking permits per 1,000 square feet of usable area in the Premises to park vehicles in the Development parking areas as follows: sixty-nine percent (69%) of the parking permits shall be for parking in the parking garage adjacent to the Building; thirteen percent (13%) of the parking permits shall be for parking in the reserved executive parking area directly beneath the Building and have direct elevator access to the Premises; and the remaining parking permits shall be for the surface parking lots. Tenant shall be required to purchase such permits at the then standard monthly charges for such parking permits as set forth in Landlord's parking rate schedule as the same may change from time to time in accordance with its rate schedule for the Building. Landlord agrees that it will not change the monthly parking charges more frequently than once in any calendar year, in no event shall the parking rate exceed the tenant parking rate charged at comparable suburban properties, and in no event shall Tenant be charged a parking rate that is greater than a majority of the tenants in the Building are being charged for similar parking privileges. The initial charge for covered parking under the Building will be $50.00 per permit per month, and the initial charge for parking in the parking garage adjacent to the Premises will be $35.00 per month. Initially, there will be no charge for parking in the surface parking area.

          The use of the parking areas shall be subject to the rules of Landlord and the garage operator (to the extent such rules are not inconsistent with this Lease and are enforced in compliance with Section 27.14), and Laws applicable to the Development. If Landlord determines that the demand for parking in the Development exceeds the number of available parking stalls, Landlord may institute such parking procedures and methods as it determines are necessary to efficiently operate the Development parking areas which may include valet parking for guests and visitors, issuance of parking permits, and/or designating specific areas of the parking facilities as reserved for the exclusive use of tenants of particular buildings, provided that any such measures do not diminish the availability to Tenant of the number of spaces for which it purchases permits. In accordance with state and city requirements to minimize the use of single occupant vehicles, Tenant shall participate in Landlord's transportation management program. Landlord's program may include providing information and referral service to Tenant and Tenant's employees regarding bus schedules, car pooling, van pooling, flex-time and job sharing and may include other transportation management programs as are deemed appropriate by Landlord from time to time. Tenant assumes full financial responsibility for all parking permits purchased by Tenant or Tenant's employees or used by Tenant's clients or guests.

          2.2  [Intentionally Omitted.]
                -----------------------

          2.3  Right of First Offer.  Tenant shall have a right of first
               --------------------
offer to lease the remainder of the space on the third (3rd) and fifth (5th) floors of the Building (the "RFO Space") as it may become available for lease
                             ---------
from time to time. Tenant's right to the 5th floor RFO Space are subject to the rights of all of the existing tenants of the RFO Space. In addition to this general right, Tenant shall have the specific right to lease all or a portion of the remainder of the 3rd floor (approximately 10,600 square feet of Rentable
Area) in June 2003 (such date however being subject to the existing tenant of such space having timely vacated the space), for which Landlord shall give Tenant the notice described in the following sentence on September 1, 2002. Whenever any portion of the RFO Space becomes available for lease, Landlord shall provide Tenant with written notice of availability not more than nine (9) months and not less than three (3) months prior to the date Landlord intends to commence marketing the RFO Space, which notice shall state the date when Tenant could begin renovation of the offered space (the "Availability Date"), the rent
                                                  -----------------
commencement date, a base rental rate per square foot of Rentable Area in the RFO Space, an improvement allowance per square foot of Rentable Area for the RFO Space, the parking ratio, the parking rental rate, and such other terms and provisions on which Landlord is willing to lease the RFO Space, if any. Tenant shall have sixty (60) days to notify Landlord of the acceptability of Landlord's proposed terms, following which the parties shall have fifteen (15) days to execute a letter of intent or lease amendment memorializing the terms on which Tenant will Lease the RFO Space (the "Accepted Space"). Tenant's failure to
                                      --------------
respond timely shall constitute a rejection of Landlord's proposal. Promptly after acceptance by Tenant, the parties shall execute an amendment to this Lease incorporating the Accepted Space as part of the Premises and incorporating any applicable terms and conditions. If Tenant does not accept the proposal, and Landlord does not, within twelve (12) months after the seventy-five (75) day period, lease the offered RFO Space to a third party on terms that are not less than ninety-five percent (95%) of the net present value of the terms offered to Tenant, or if any such space shall be leased to another tenant in accordance with this Section 2.3 and again become available for lease, then the space shall again be subject to Tenant's right of first offer. The Accepted Space shall include a pro rata allocation of parking stalls matching the number of stalls allocated to the initial Premises.

          2.4  Other Space.  At the request of Tenant, Landlord or its
               -----------
agent will advise Tenant of space availability in the Building or the Development or in any adjacent property owned by Landlord or an affiliate of Landlord.

                                   ARTICLE 3
                                      TERM

          3.1  Term.  The term of this Lease begins on the earlier of (a)
               ----
Tenant occupying the Premises for the conduct of its business or (b) thirty (30) days after Landlord provides access to the Premises for the purpose of undertaking Tenant's Work as provided in Article 8 (the "Commencement Date") and
                                                         -----------------
ends on the last day of the month in which falls the fifth (5th)full year from the Commencement Date (the

"Term"), unless the Option is exercised or the Term ends earlier under this
 ----
Lease. If the Commencement Date would be a Saturday, Sunday or holiday, then the Commencement Date shall be the next business day. Landlord shall deliver to Tenant physical possession of the Premises not later than January 1, 2000 in accordance with Article 8, subject only to its inability to do so caused by the present tenant, Infoseek Corporation, having failed to timely vacate. If Infoseek fails to timely vacate, Landlord shall undertake all reasonable efforts to remove Infoseek from the Premises, including without limitation promptly instituting and prosecuting to completion unlawful detainer or other legal proceedings to evict Infoseek, and shall keep Tenant apprised of the status of such efforts. If Landlord fails to make the Premises available by February 29, 2000 for any reason, Tenant shall have the right to terminate this Lease by giving written notice to Landlord. Landlord and Tenant have agreed that if Infoseek fails to timely vacate possession of the Premises and Landlord performs its covenants contained in this Section 3.1, Landlord will have no liability to Tenant if the date Landlord delivers the Premises is later than January 1, 2000. The date Landlord delivers possession of the Premises to Tenant is referred to in this Lease as the "Turnover Date." Within sixty (60) days of commencement of
                      -------------
the Term, Landlord and Tenant shall execute and deliver a certificate in the form set forth on Exhibit C attached setting forth the commencement and
                  ---------
expiration dates of the Term and the Premises Rentable Area as of the Commencement Date.

          3.2  Extension Option. Tenant shall have the right to extend this
               ----------------
Lease for one (1) additional period of five (5) years (the "Option"), upon the
                                                            ------
same terms and conditions of this Lease except that Base Rent shall be determined as set forth in Section 1(u) and except that the Base Year shall be adjusted to be the first calendar year of the Option term. To exercise an Option, Tenant must not be in Default at the time it exercises the Option, and must give notice to Landlord that Tenant is exercising the Option at least 270 days before the Term expires. Any remaining Option will expire if Tenant does not timely exercise the preceding Option.

          3.3  [Intentionally Omitted.]

          3.4  Conditions to Tenant's Obligations. The obligations of Tenant
               ----------------------------------
under this Lease are subject to satisfaction of the following conditions precedent:

               (a) Landlord shall have delivered the Premises in accordance with the requirements of Article 8;

               (b) All of the representations and warranties contained in
Article 15 shall be true and correct as of the date the Term commences; and

               (c) Landlord shall have caused each party holding a lien or encumbrance superior to this Lease to execute and deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit E
                                                                       ---------
attached, or such other form as may be reasonably acceptable to Tenant, which Agreement(s) Tenant agrees to promptly execute, modified to conform to the facts of this Lease existing at that time.

                                   ARTICLE 4
                                      RENT

          The Base Rent for the Premises shall be as set forth in Article 1 of this Lease. Tenant shall pay Base Rent on the first day of each month during the Term in the monthly installments set forth in Article 1, except that Base Rent for any portion of a calendar month during the Term shall be prorated by dividing the annual Base Rent by three hundred sixty-five (365) and multiplying the result by the number of days in the partial month for which Base Rent is owed. Payments shall be made at Landlord's Address or at such other address as Landlord may from time to time designate in writing. All other payments required by this Lease to be made by Tenant during the Term are "Additional Rent". The Rent shall be paid without setoff, adjustment or
     ---------------
deduction unless the offset or deduction is made by Tenant as permitted under Articles 12, 13 and 20 or to recover any unpaid nonappealable court judgment Tenant has against Landlord, and without abatement except as provided in this Lease. Notwithstanding any other provision of this Lease, Tenant shall commence paying rent on portions of the Premises as Tenant takes occupancy thereof and commences use thereof for purposes other than completing Tenant's Work.

                                   ARTICLE 5
          OPERATING COSTS, CAPITAL EXPENDITURES AND REAL ESTATE TAXES

          5.1  Operating Costs. Starting on January 1, 2001, and thereafter
               ---------------
throughout the Term, Tenant shall pay to Landlord as Additional Rent Tenant's Proportionate Share of all increases in the Operating Costs above the amount of Operating Costs for the Base Year. The "Base Year" is the calendar year 2000. If
                                        ---------
in any calendar year, including the Base Year, the average occupancy level of the Building or the Development is less than ninety-five percent (95%), the actual Operating Costs for the Building or the Development, as applicable, shall be proportionately adjusted to reflect those costs which vary based on the amount of occupied space occupied that reasonably would have been incurred, had the Building or Development, as applicable, been ninety-five percent (95%) occupied during such calendar year. The Operating Costs for the Base Year will be calculated and stated as an annual sum of dollars against which future actual Operating Costs for subsequent calendar years shall be compared for purposes of determining increases or decreases in the Operating Costs payable by Tenant as Additional Rent. Landlord shall provide in any statement submitted pursuant to
Section 5.3 a detailed description of how Operating Costs were grossed up. For the purpose of computing increases in Operating Costs, no category of Operating Expenses or change in service level scope or frequency in excess of what is comparable for similar properties in the I-90 corridor may be included in the Operating Costs in any year subsequent to the Base Year unless such item was included in Operating Costs in the Base Year, provided, however, at Landlord's election, any such items not actually incurred in the Base Year may still be included in Operating Costs in any year subsequent to the Base Year when actually incurred if Operating Costs in the Base Year are increased by the amount such item would reasonably have cost if incurred in the Base Year.

          The term "Operating Costs" means  the management, maintenance,
                    ---------------
replacement, repair and operating costs actually incurred by Landlord in the management and operation of the Development, the Building and Common Areas, subject to the exclusion or deduction of those items listed at the end of this
Section 5.1, including but not limited to:

          (a) The cost of all reasonable and necessary repairs, maintenance and operation of the parking areas, sidewalks and grounds including, without limitation, all exterior lighting and the snowplowing of all walks, driveways and parking areas on the Land, including the cost of materials and supplies consumed in connection with any such maintenance, repair and operation;

          (b) A management fee for Landlord or Landlord's managing agent;

          (c) Salary of Landlord's employees directly engaged in the operation and maintenance of the Premises allocated to the Building based on the percentage of time each such employee devotes to the Premises or Building;

          (d) Premiums incurred by Landlord for insurance coverages and the cost of service contracts maintained by Landlord that are required by this Lease or that are required under a Mortgage;

          (e) Service and other costs for elevators within the Building to the extent such costs are not covered by warranty;

          (f) Cost of repair, maintenance and operation with respect to the Building and Common Areas systems and utility lines contained therein, except that Landlord shall first look to any existing warranties and/or guaranties or other responsible third parties to pay such costs;

          (g)  The cost of refuse removal and janitorial services;

          (h) Cost of supplies and materials used in connection with the operation, repair and maintenance of the Building and Common Areas, including, without limitation, bathroom and cleaning supplies, light bulbs, ballasts, fuses, and other electrical supplies, paper and paper goods; and

          (i) Wages, bonuses and other compensation of those employees of Landlord and Landlord's managing agent, if any, who are directly engaged in the management, administration, operation and maintenance of the Development.

     Landlord shall at all times use its reasonable efforts to operate the Building and Common Areas in an economically reasonable manner at costs not disproportionately higher than those experienced by other comparable buildings in the I-90 corridor [I-405 to Issaquah].

     Notwithstanding the generality of the preceding text, the following items shall be excluded from Operating Costs:

          (1) leasing commissions, fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants or in selling the Building;

          (2) The management fee for Landlord or Landlord's managing agent shall be limited to a reasonable and customary fee in accordance with the local marketplace for comparable buildings, which shall be inclusive of Landlord's general overhead, and salaries and benefits of Landlord's personnel, officers and executives;

          (3) costs of renovating or otherwise improving or decorating space for any tenant or other occupant of the Building, including Tenant, or relocating any tenant;

          (4) financing costs including interest and principal amortization of debts and the costs of obtaining the same, except Operating Costs shall include the amortization of capital expenses as expressly permitted herein;

          (5) rental on ground leases or other underlying leases and the costs of obtaining the same;

          (6) (A) wages, bonuses and other compensation shall be limited to those employees of Landlord and Landlord's managing agent, if any, who are directly engaged in the operation and maintenance of the Development allocated based on the percentage of time each such employee actually devotes to the Development, and (B) employee fringe benefits other than insurance plans and tax-qualified benefit plans shall be excluded in their entirety;

          (7) any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances not caused by Tenant;

          (8) costs of any items for which Landlord is paid or reimbursed by insurance;

          (9) increased insurance or Real Estate Taxes assessed specifically to any tenant of the Building or Development or for which Landlord is entitled to reimbursement directly from any other tenant other than as part of the operating costs chargeable to such tenant;

          (10) charges for electricity, water, or other utilities and applicable taxes for which Landlord is entitled to reimbursement from any other tenant;

          (11) cost of any HVAC, janitorial or other services provided to tenants on an extra cost basis after regular business hours;

          (12) cost of installing, operating and maintaining any specialty service not available as an amenity to Tenant without charge, such as an observatory, broadcasting facilities, child or daycare, luncheon club or athletic or recreation club;

          (13) cost of correcting defects in the design, construction or equipment of, or latent defects in, the Building or Development;

          (14) cost of any work or service performed on an extra cost basis for any tenant in the Building or Development to a materially greater extent or in a materially more favorable manner than furnished generally to the tenants and other occupants;

          (15) cost of any work or services performed for any facility other than the Building or Development;

          (16) any cost representing an amount paid to a person, firm, corporation or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship;

          (17) any cost of painting or decorating any interior parts of the Building or Development other than Common Areas;

          (18) [intentionally omitted];

          (19) any cost associated with operating an on-or off-site management office for the Building or Development, except to the extent that, and in proportion to, services performed at such office directly pertaining to the Building or the Development;

          (20) Landlord's general overhead and any other expense not directly attributable to operation and management of the Building and Development (e.g., the activities of Landlord's officers and executives or professional development expenditures);

          (21) cost of initial cleaning and rubbish removal from the Building or Development to be performed before final completion of the base building or tenant space;

          (22) [intentionally omitted];

          (23) [intentionally omitted];

          (24) attorneys' fees, accounting fees and other expenditures incurred in connection with negotiations, disputes and claims of tenants or occupants of the Building or the Development or with other third parties, except as specifically otherwise provided in this Lease;

          (25) cost of any alterations, additions, changes, repairs, replacements or other items which, under generally accepted accounting principles, are properly classified as capital expenses, except to the extent Landlord is expressly allowed to recover such costs under Section 5.4;

          (26) lease payments for rental equipment (other than equipment for which amortization is properly chargeable as an expense) that would constitute a capital expenditure if the equipment were purchased;

          (27) [intentionally omitted];

          (28) late fees or charges incurred by Landlord due to late payment of expenses;

          (29) cost of acquiring, sculptures, paintings and other art objects;

          (30) Real Estate Taxes or taxes on Landlord's business (such as income, excess profits, franchise, capital stock, estate, inheritance, etc.), the recovery of Real Estate taxes being covered in Section 5.8 below;

          (31) costs due to Landlord's violation of any governmental rule or authority;

          (32) if there is a separate charge for transient parking at the Development, the revenue collected from transient parking shall be netted against direct costs or allocable costs (such as Real Estate Taxes) associated with parking operations so that only those costs in excess of such revenue shall be included in Operating Costs;

          (33) costs related to compliance with Law in connection with those parts of the Building and Development that Landlord is responsible for maintaining and repairing, except with respect to changes in Law after the Effective Date or changes in judicial interpretation of existing Laws adopted after the Effective Date;

          (34) cost of complying with the Americans With Disabilities Act, whether such costs are classified as capital items or expenses under generally accepted accounting principles, except for the cost of complying with changes to the ADA occurring after the Effective Date or changes in judicial interpretation of the ADA;

          (35) charitable or political contributions;

          (36) costs of complying with the Year 2000 Compliant requirement set forth in Section 6.9, and costs incurred as a result of the failure to comply with such requirement (including without limitation costs of consultants, systems review, and upgrades in software or programming), whether such costs are classified as capital items or expenses under generally accepted accounting principles; and

          (37) Landlord shall not recover any item of cost more than once.

     5.2  Estimated Operating Costs. Landlord shall reasonably estimate the
          -------------------------
increase in Operating Costs for each calendar year wholly or partially included within the Term and shall send notice of the estimate to Tenant at least thirty (30) days before commencement of each calendar year for which Tenant is obligated to pay for increases in Operating Costs. If Tenant requests, but not more frequently than once each calendar year or upon a change in estimate, Landlord will give Tenant reasonably detailed documentation supporting Landlord's estimate. During each calendar year included in the Term for which Tenant is to pay Operating Costs, Tenant shall pay, as Additional Rent, one twelfth (1/12th) of the applicable estimate each month to Landlord together with the Base Rent. If Landlord does not give Tenant an estimate within the time period stated above, then Tenant shall continue to make estimated payments based upon the preceding year's estimate and within thirty
(30) days after receipt of the new estimate for the current calendar year, Tenant shall commence payment of the new estimated monthly amount and shall pay in a lump sum any retroactive amounts due from the beginning of the new calendar year.

     5.3  Verification of Operating Expenses. Not later than one hundred fifty
          ----------------------------------
(150) days after the expiration of each calendar year included in the Term for which Tenant is obligated to pay Operating Costs, Landlord shall submit to Tenant a written statement, certified by an officer of Landlord's or an officer of Landlord's property manager in sufficient detail for verification by Tenant, containing the amount of actual Operating Costs for such calendar year broken down by component expenses, Base Year Operating Costs broken down by component expenses, the Operating Cost increase for the calendar year, the amount of Tenant's Proportionate Share of the Operating Cost increase, the amount paid by Tenant towards the Operating Costs increase, and the amount, if any, Tenant owes Landlord or the amount Landlord owes Tenant as a refund for such year. If Landlord does not furnish Tenant with a certified statement of Operating Costs within eight (8) months after the end of the calendar year, then Landlord shall be deemed to have waived forever any and all claims for reimbursement from Tenant for underpayment of Operating Costs for the calendar year, in addition to any other rights and remedies to which Tenant may be entitled under this Lease. Tenant or its audit representatives shall have the right to inspect and audit Landlord's books and records with respect to this Lease no more often that once each calendar year and not more than forty (40) months after receipt of the Landlord statement of the prior year's Operating Costs to verify actual Operating Costs. Landlord's books and records shall be kept on an accrual basis according to generally accepted accounting principles, provided that prepaid items shall be amortized to match the period in which the service or benefit is received. If Tenant's audit of the Operating Costs reveals an overcharge of more than five percent (5%), Landlord promptly shall reimburse Tenant for the reasonable cost of the audit. Any overcharge or underpayment of Operating Costs shall be due from one party to the other within thirty (30) days after the amount of the overcharge or underpayment has been fixed. The foregoing rights also shall apply with respect to verification of any amounts charged by Landlord to Tenant for utility costs. Any review or audit of Landlord's books and records shall occur at the office of the Building manager or at such other location in the Seattle metropolitan area as Landlord may designate and shall occur during the normal business hours of the Building manager, unless otherwise specified by Landlord. The results of the audit and any information obtained by Tenant from the audit or Tenant's review of Landlord's books and records shall be kept confidential and not disclosed to any person or entity (including without limitation any other tenant of the Building or the Development) except Tenant's agents, auditors and attorneys. Landlord, at its option, may require that Tenant's audit representative execute a confidentiality agreement incorporating the terms and conditions of this paragraph.

     5.4  Capital Expenditures. If, during the Term of this Lease, Landlord
          --------------------
shall make a capital expenditure for an improvement to the Building or Development that (a) is required due to a change in Law following the Effective Date or changes occurring after the Effective Date or changes in judicial interpretation of existing Laws adopted after the Effective Date, or (b) results in a savings in operating the Building or Development and of which Landlord has given information reasonably satisfactory to Tenant demonstrating a cost savings equal to or greater than Tenant's Share of the Annual Amortization of such improvement, then Tenant shall pay Tenant's Proportionate Share of the Annual Amortization of such capital expenditure, such payment in the case of item (b) not to exceed the amount of Tenant's Proportionate Share of the savings realized by the expenditure. In addition, Tenant shall pay as part of Operating Costs the Annual Amortization of Capital Improvements made for the general convenience or benefit of tenants of the Building or the Development provided such costs have been approved in advance by Tenant (which approval may be granted or withheld by Tenant in its sole discretion. "Annual Amortization"
                                                       -------------------
shall be determined by amortizing the original capital expenditure over the number of years of the useful life of the capital expenditure using an interest rate equal to ten percent (10%) per year.

          With respect to capital expenditures, Tenant shall commence payment as Additional Rent of one twelfth (1/12th) of the annual amount shown in Landlord's notice of the Annual Amortization of such capital expenditure with the next and each succeeding installment of Base Rent becoming due during the Term, provided that the item for which the expenditure was made has been fully completed on the date of Tenant's first payment, and further provided that Tenant has received notice of such amount at least fifteen (15) days prior to the date on which payment is due, but if it is not so received, then Tenant's payment shall commence as of the following month, retroactive to the prior month. For purposes of this Lease, "capital expenditure" is defined as: (a) the acquisition
                         -------------------
of a prior non-existing asset or the replacement of a pre-existing asset; (b) not acquired in the ordinary course of business; and (c) not characterized as an operating cost or expense within generally accepted accounting principles, provided that the acquired asset must enhance the value of the real estate over its useful life, be permanently affixed to the real estate and excludes all removable trade fixtures, and repairs to existing assets.

          5.5  Tenant's Proportionate Share. "Tenant's Proportionate Share"
               ----------------------------   ----------------------------
equals the ratio of Tenant's Rentable Area within the Building to the total Rentable Area of the Building. Initially, Tenant's Proportionate Share is estimated to be 43.78%.

          5.6  Real Estate Taxes.  "Real Estate Taxes" means general real
               -----------------    -----------------
estate taxes and surface water assessments levied against the Development and that become due and payable in a calendar year, but not any special assessments or taxes in the nature of improvement or betterment assessments which shall be governed solely by Section 5.11. Real Estate Taxes shall also exclude, without limitation, any income, franchise, gross receipts, corporation, capital levy, excess profits, revenue, rent, inheritance, gift, estate, payroll or stamp tax or any tax upon the sale, transfer or assignment of Landlord's title or estate, which at any time may be assessed against or become a lien upon all or any part of the Development or this leasehold. In addition, Real Estate Taxes shall exclude any liens or taxes, penalties or interest that are levied or assessed against the Development for any time prior to the Term. In addition, Real Estate Taxes shall exclude taxes on any portion of the Development separately leased to a third party by which the lessee is responsible for paying the taxes assessed against the portion of the Development so leased. If at any time during the Term the laws concerning the methods of real property taxation prevailing at the commencement of the Term are changed so that a tax or excise on rents or any other such tax, however described, is levied or assessed against Landlord the tax or excise on rents shall be deemed to be Real Estate Taxes (but only to the extent that it can be ascertained that there has been a substitution and that as a result Tenant has been relieved from the payment of Real Estate Taxes it would otherwise have been obligated to pay). Any reduction in Real Estate Taxes below the Base Year amount shall be credited against any increase in Operating Costs.

          5.7  [Intentionally Omitted.]

          5.8  Payment of Real Estate Taxes.  Tenant shall pay as Additional
               ----------------------------
Rent its Proportionate Share of the increase in Real Estate Taxes assessed against the Development above Real Estate Taxes assessed for the Base Year for each tax period or portion thereof included within the Term and which during the Term are levied or imposed upon or become a lien or liens upon the Development. If the tax parcels containing the Development have not been fully assessed as a completed and occupied unit with all improvements contemplated by this Lease as of the Commencement Date, then Base Year Real Estate Taxes shall be deemed to be an amount equal to the Real Estate Taxes as if such tax parcel was fully assessed. Landlord shall provide verification of any computation of Proportionate Share of Real Estate Taxes upon request by Tenant. Real Estate Taxes for the tax years in which the Term commences and expires shall be apportioned between Landlord and Tenant by dividing the amount of Real Estate Taxes by three hundred sixty-five
(365) and multiplying the result by the number of days falling within the Term.

          5.9  Contesting Real Estate Taxes. If Tenant's proportionate share of
               ----------------------------
the Building is twenty-five percent (25%) or greater, Tenant shall have the right to contest or review (in the name of Tenant, or of Landlord, or both, as Landlord in its discretion shall elect) by appropriate proceedings (which may be instituted either during or after the Term, and if instituted shall be with written notice to and the reasonable cooperation of Landlord if requested) any valuation of the tax parcel on which the Building is located for Real Estate Tax assessment purposes and/or any increase in the tax rate. Landlord shall without limitation furnish, on a timely basis, such data, documents, information and assistance and make such appearances as may be reasonably required by Tenant. Landlord will execute all necessary instruments in connection with any such protest, appeal or other proceedings. If any proceeding may only be instituted and maintained by Landlord, then Landlord shall do so at the request and expense of Tenant. Landlord shall not settle any appeal or other proceeding initiated by Tenant without obtaining Tenant's prior written approval in each instance, which consent will not be unreasonably withheld, delayed or conditioned. Tenant shall not abandon any appeal without first offering to Landlord the right to prosecute such appeal at Landlord's expense. Tenant shall be entitled to Tenant's Proportionate Share of any refund (net of Tenant's and Landlord's expenses incurred in obtaining same) obtained by reason of any such proceeding or otherwise whether obtained during or after the expiration of the Term and whether obtained by Landlord or Tenant, except that if the refund shall relate to the year in which the Term commences or expires, the refund (after deducting all costs of Landlord or Tenant in obtaining same) shall be apportioned between Landlord and Tenant according to the number of days within the Term.

          5.10 Installment Payments. If, by law, any Real Estate Taxes may be
               --------------------
paid in installments (whether or not interest accrues on the unpaid balance), at Tenant's option the Real Estate Taxes shall be paid in installments as they become due and before any fine or penalty may be added for nonpayment. Tenant shall pay to Landlord its Proportionate Share of any installments, including interest if required, coming due during the Term prorated for any fraction of an installment period included within the Term.

          5.11 Subsequent Assessments. Landlord represents and warrants it has
               ----------------------
no actual knowledge of any planned special assessments. Landlord shall pay when due all betterment assessments for municipal improvements levied against the Development during the Term. Landlord shall elect whenever permitted by applicable law to have such assessments payable in installments. Landlord shall give notice to Tenant of the annual amount. Tenant shall, during the remainder of the Term, pay to Landlord monthly, one twelfth (1/12th) of its Proportionate Share of the amount shown in such notice, payable with the Base Rent payments due and payable under Article 4 but starting not less than thirty (30) days after receipt of the notice by Tenant.

                                   ARTICLE 6
                            UTILITIES AND SERVICES

          6.1  Utilities.  Landlord will provide, at no cost to Tenant, at or
               ---------
before commencement of the initial Term, the following utility lines up to the interior primary and secondary connection points within the interior walls of the Building: potable water (hot water only in restrooms) meeting local, state and federal requirements for water quality for lavatory and drinking purposes, sprinkler, electricity, sewer and a telephone service access point in telelphone rooms on each floor of the Premises. The installation of telephones within the Premises shall be the responsibility of Tenant. Landlord represents and warrants that, at a minimum, the following electrical capacity is available on each floor of the Building for the operation of the electrical facilities installed in the Premises and for the operation of Tenant's fixtures and equipment:

          (a) 10 watts per usable square foot for general power, HVAC and lighting requirements;

          (b) access to 480 volt service convenient to the Premises, for Tenant's Uninterrupted Power Supply ("UPS") facility; and
                                           ---

          (c) a source of back-up power in common areas providing power for life safety purposes.

     6.2  Costs of Electrical Service.
          ---------------------------

          (a) Electrical service to Premises shall be separately metered pursuant to meters installed by Landlord at the expense of Tenant.

          (b) Landlord and Tenant acknowledge that various federal and state initiatives are under way that are expected, over time, to result in deregulation of the electric utility industry so that the historic, vertically-integrated monopoly for generation and delivery of electrical power and services is replaced by market-priced elements of production, capacity, transmission and ancillary services.

          (c) In order to maximize the benefit of this opportunity, throughout the Term Tenant shall have the right, upon thirty (30) days notice to Landlord, to acquire its electrical energy or other electrical utility service directly from a third party or parties that has the legal authority to provide such service and, from time to time without further notice to Landlord, to change such third party or parties. Provided Tenant pays all of the additional costs of such delivery including any charged to Landlord, Landlord shall allow delivery to Tenant's meter or meters via Landlord's electrical lines such electric energy or other services as Tenant contracts for delivery to the Premises. Landlord shall reasonably cooperate with Tenant in giving effect to this Section 6.2 so that Tenant is afforded the unrestricted opportunity to purchase electrical energy and electrical utility service from such third party or parties as Tenant in its sole discretion may choose. Tenant shall pay all costs of every kind and nature related to any change in electrical service provided or requested by Tenant, including but not limited to, Landlord's out-of-pocket expenses and the cost of reconnecting the original service provider at the end of the Lease Term. Tenant shall be solely responsible for any delays or disruption of electrical service or of Landlord's performance of its leasehold obligations attributable to such a change. If the substitute service provider requires changes be made in or to the utility system serving the Building as a condition of providing service to the Premises, then Landlord shall have the right to reject Tenant's request for use of such substitute service provider.

          6.3  HVAC. Landlord shall furnish a heating, ventilation and air
               ----
conditioning ("HVAC") system serving the Premises twenty-four (24) hours per day
               ----
that is capable of heating all areas of the Premises to an inside temperature of seventy-two (72) degrees Fahrenheit with the outside temperature as shown in ASHRAE 1989 Fundamentals Chapter 24 table (using the two and one-half percentage (2 1/2%) table) that cools all areas of the Premises to an inside temperature of seventy-four (74) degrees Fahrenheit plus or minus two (2) degrees with the outside temperature as shown in ASHRAE 1989 Fundamentals Chapter 24 table (using the two and one-half percentage (2 1/2%) table) plus or minus five percent (5%). The HVAC system shall provide indoor air quality at the minimum operation standards contained within any and all applicable Laws, and within ASHRAE Standard 1996, including, without limitation, to provide 15 cubic feet per minute of outside air per person in the Premises. The business hours for the Building shall be 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to noon on Saturday. Upon Tenant's request, Landlord shall furnish HVAC to the Premises at times other than that stated above and Tenant shall pay Landlord its then standard charge for after-hours HVAC service which is currently $28.00 per hour per floor, and $14.00 per hour for half floors. Tenant shall not be charged more for after-hours HVAC service than the lowest rate then charged a majority of the other tenants in the Development. If any tenants in the same service zone as Tenant request after-hours HVAC for the same times as Tenant, the after-hours HVAC charges shall be pro-rated based on the relative square footages of such tenants in such zone requesting such service.

          6.4  Janitorial Service.  Landlord shall provide janitorial service to
               ------------------
the Premises five (5) days each week of the Term so that the Premises are cleaned according to the standards set forth in the Janitorial Service specifications attached as Exhibit D. Landlord will use its reasonable efforts
                           ---------
to hire a contractor to recycle all items for the Building. Tenant will be responsible for separating its trash.

          6.5  Security Service.  Access to the Building outside Building
               ----------------
business hours shall be via a card/access system paid for by Landlord. Landlord may impose a charge to Tenant for lost or misplaced access cards provided to Tenant the cost of which shall not exceed the actual out-of-pocket cost to Landlord of obtaining access cards.

          6.6  Interruption of Services or Utilities. Landlord understands that
               -------------------------------------
the availability of continuous, 24-hour, year-round utility service is a material inducement to Tenant entering into this Lease. If the utilities or services that are required for Tenant's use and occupancy of the Premises are interrupted so that they are provided only intermittently or the utilities or services altogether cease to be provided to the Premises for any reason whatsoever, other than (i) default or negligence of Tenant, or (ii) default of any entity supplying or delivering electricity to Tenant other than Landlord, for a period of sixty (60) days, Tenant at the end of the period "Non-Service
                                                                  -----------
Period") has the right to terminate this Lease as to the affected Building by
------
giving written notice thereof to Landlord within ten (10) days of the end of the Non-Service Period, and this Lease shall terminate thirty (30) days from the date of notice, unless service is restored prior to the termination date. Rent shall abate beginning on the fourth (4th) day of the interruption (except if caused by Tenant's act or omission) until the interrupted utilities or services are fully restored. Landlord shall use its diligent efforts to promptly resume or restore the interrupted utilities or services. This section shall not apply to a power disruption occasioned by a casualty to which Article 12 applies.

          6.7  Tenant Security System. Tenant may install keyed, combination or
               ----------------------
cipher locks on interior doors of the Premises. Tenant may install an electronic security system in the Premises, including, but not limited to, pass card door lock systems and camera surveillance systems. At the end of the Term Tenant shall remove all security systems and locks installed by it and repair any damage resulting from their removal. Tenant shall either have onsite personnel twenty-four (24) hours per day available to afford Landlord access or provide Landlord with keys or combinations as applicable, so that Landlord may have access to the Premises in an emergency and to perform the obligations of Landlord under this Lease.

          6.8  Landlord Access. Landlord and its representatives, agents and
               ---------------
contractors shall be entitled to access to the Premises accompanied by a representative of Tenant upon giving Tenant sufficient notice to allow Tenant to prepare, at its option, for any potential interference. The parties agree that the following will constitute sufficient advance notice: three (3) days or if the purpose of such entry is to make minimally intrusive repairs that may reasonably be completed within one day, twenty-four (24) hours, except that in the case of an emergency that gives rise to imminent danger to persons or property, Landlord need only give Tenant such notice, if any, as is reasonable under the circumstances. Landlord shall cause the least interference to Tenant's business reasonably possible. Landlord shall promptly finish any work for which it entered. Access by Landlord shall be strictly in accordance with the security and confidentiality requirements that Tenant may adopt from time to time, including, without limitation, a requirement that persons other than Landlord having access to the Premises shall sign and deliver to Tenant a confidentiality and nondisclosure agreement in form and content acceptable to Tenant. Tenant may object to and Landlord shall prevent access to the Premises by any prospective purchaser or tenant or other visitor whom Landlord intends to bring onto the Premises who is, or may reasonably be suspected by Tenant to be or represent, a competitor of Tenant. If Landlord's entry materially interferes with the conduct of Tenant's business, the Rent shall abate in proportion to the Rentable Area so affected. If Landlord or Landlord's actions are the cause of damage to Tenant's property, Landlord shall be liable for any such damage to the extent such claim is not waived by the provisions of Section 16.5.

          During the nine (9) months preceding expiration of the Term, Tenant shall, at all reasonable times upon forty-eight (48) hours prior notice, permit Landlord or its agents to enter the Premises to show them to others and to affix to any suitable part of the Building or Premises, but not so as to interfere unreasonably with any of the signs or the windows of Tenant, a notice for letting the Premises.

          6.9  Year 2000 Compliance.  To Landlord's actual knowledge, all
               --------------------
equipment, products, systems and processes utilized by Landlord in fulfilling its obligations under this Lease, including without limitation all hardware, software and networks are fully and effectively Year 2000 Compliant. "Year 2000
                                                                       ---------
Compliant" shall mean that neither performance nor functionality is affected by
---------
dates prior to, during or after the year 2000, and in particular, but without prejudice to the generality of the foregoing (i) no value for current date will cause any interruption in operation; (ii) date-based functionality will behave consistently, correctly and for the purposes for which it was intended, for dates prior to, during and after the year 2000; (iii) in all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules; and (iv) Year 2000 must be recognized as a leap year.

                                   ARTICLE 7
                                USE OF PREMISES

          7.1  Purpose.  Tenant may use the Premises (a) for general and
               -------
executive offices, (b) demonstration of Tenant's business and associated products and training thereon, (c) research and development to the extent permitted by applicable laws, and (d) for any other lawful purpose, or Tenant may allow part or all of the Premises to remain vacant. Landlord shall not hereafter knowingly take any action that will cause the specific uses delineated in this Section 7.1 to be prohibited or otherwise restricted by any covenant, condition, restriction, easement or other instrument or matter affecting title or use of the Premises or any part thereof, provided, however, no portion of the Premises may be used under part (d): (i) for any purpose that would result in a governmentally mandated increase in required parking; (ii) for any purpose that would void Landlord's insurance coverage; (iii) for any purpose that violates any restriction or prohibition contained in this Lease; (iv) for any purpose that would require any structural change to or seismic upgrade of any Building or the Development, except as permitted or provided in Section 10.2; (v) for any governmental or other purpose serving the general public unless approved by Landlord; or (vi) for any purpose that would interfere with the satellite, microwave or other communications transmission or reception equipment in the Development installed prior to the date on which Tenant commenced its activity creating the interference; (vii) training facilities open to the general public;
(viii) educational facilities open to the general public; or (ix) an employment agency.

          7.2  Code Compliance for Tenant's Occupancy.  Except as
               --------------------------------------
otherwise provided in Section 8.1 below, Landlord will procure all authorizations and permits that may be required for any use made of the Premises including but not limited to certificates of occupancy and variances (if required) prior to the time Tenant occupies the Premises for the purposes set forth in Section 7.1. Tenant shall assist Landlord to obtain such authorizations and permits, if its assistance is required by the issuing authority or authorities, but such assistance shall be given at no cost to Tenant. Any special business permits or licenses that may be required of Tenant to conduct its business in the State or locality where the Premises are located are the responsibility of Tenant.

          7.3  Prohibited Activities. Nothing shall be done upon or about the
               ---------------------
Premises that violates any law, ordinance, regulation or requirement of any public authority having jurisdiction. Tenant shall not commit or allow to be committed any waste on the Premises, or any public or private nuisance or other act which disturbs the quiet enjoyment of any other tenant of the Building or the Development. Tenant will keep the Premises reasonably clean and will not do or keep anything in or upon the Premises that may prevent the obtaining of any insurance on the Premises or that may void any such insurance.

                                   ARTICLE 8
                                 TENANT'S WORK

          8.1  Tenant Plans.  The leasehold improvements that Tenant
               ------------
intends to initially install in the Premises are referred to as "Tenant's Work."
                                                                 -------------
Tenant will select the architect(s) to prepare the design and construction drawings for Tenant's Work. Tenant will submit to Landlord for its review and approval two (2) sets of complete construction documents for Tenant's Work, including drawings and specifications. Landlord's review shall be deemed completed and approval given without comment if Landlord fails to respond in writing with its comments regarding the such drawings and specifications within fifteen (15) days of receipt from Tenant. Tenant shall incorporate into the construction documents Landlord's reasonable comments that are timely received. Tenant shall be solely responsible for obtaining all permits and other governmental approvals necessary for Tenant to commence and complete Tenant's Work, and also for obtaining any certificate of occupancy or other governmental approval necessary for Tenant to use and occupy the Premises to the extent required as a result of Tenant's Work.

          8.2  Contractor. Construction shall be performed by reputable
               ----------
contractors and subcontractors reasonably satisfactory to Landlord. Landlord shall be deemed to have approved a Tenant contractor if Landlord does not respond to Tenant's request for approval within ten (10) days after the request is made. Upon completion of Tenant's Work, Tenant shall provide Landlord with two (2) sets of as-built drawings prepared by Tenant's architect. Seneca Real Estate Group, Inc. or The Voit Companies will act as Landlord's construction representative to oversee construction of Tenant's Work. Tenant will reimburse for the reasonable cost of such services determined according to the market cost in the construction management industry for a similar scope of work and provided such cost has first been paid by Landlord. If Tenant elects to use contractors for the electrical or mechanical portions of Tenant's Work other than the Landlord's contractors for those systems, Tenant shall reimburse Landlord for its third party costs up to $2,000.00 incurred in reviewing the plans for Tenant's contractors' work. Landlord shall not charge any other fee for its involvement in the design or construction process.

          8.3  Reliance on Landlord Information. Tenant shall be entitled to
               --------------------------------
rely on all written information regarding the Building received from Bill Cunningham, Loretta Alake, Michael Thompson or David Victor on behalf of Landlord, its employees, representatives and agents. Landlord shall be responsible for and at its sole expense shall remedy and correct any instance where Tenant's Work is incompatible with the Building because Landlord's information was inaccurate.

          8.4  [Intentionally Omitted.]

          8.5  Construction of Tenant's Work.  Landlord shall use its
               -----------------------------
reasonable efforts to assist Tenant in obtaining construction and occupancy permits. Upon obtaining all necessary permits for construction of Tenant's Work, Tenant may commence construction of Tenant's Work. The construction shall be performed by or on behalf of Tenant in a good and workmanlike manner and in compliance with all Laws. The Premises and any staging area depicted on the Tenant Plans shall be made available to Tenant's contractors for purposes of undertaking Tenant's Work not later than the Turnover Date vacant and with all personal property of prior tenants or occupants removed, except to the extent Tenant has agreed with the current tenant of the Premises, Infoseek Corporation, to acquire any of its personal property. Tenant has inspected the Premises, is familiar with the condition of the Premises and Tenant agrees to accept possession of the Premises in is current condition, as-is, where-is, provided the forgoing shall not relieve Landlord of the obligation to deliver building systems that meet the specifications set forth in Article 6.

          8.6  Tenant Allowances. Landlord shall pay Tenant an allowance of (a)
               -----------------
Ten Dollars and 00/100 Dollars ($10.00) per square foot of usable area of the fourth floor of the Premises determined according to BOMA and (b) Five Dollars and 00/100 Dollars ($5.00) per square foot of usable area in the remainder of the Premises determined according to BOMA (the "Tenant Improvement Allowance")
                                                ----------------------------
on the later of the Commencement Date or the date Tenant's Work is substantially completed. Tenant may apply the Tenant Improvement Allowance to any construction, design, engineering, fixturing or other costs directly or indirectly incurred by Tenant in connection with Tenant's Work or occupying the Premises. It shall be a condition precedent to payment of the Tenant Improvement Allowance that Tenant deliver to Landlord lien waivers or releases for Tenant's Work.

          8.7  Tenant's Access During Construction.  Tenant or its
               -----------------------------------
representative(s) may enter upon the Premises during construction of the Tenant's Work for purposes of conducting all such activities as are necessary, appropriate or desirable with respect to completing Tenant's Work without being deemed thereby to have taken possession. Tenant's use of the Premises for the purposes herein stated shall be on all of the terms, covenants, and conditions of this Lease, except as to commencement of the Term and payment of Rent.

          8.8  Substantial Completion. The phrases "substantial completion" or
               ----------------------               ----------------------
"substantially complete(d)" as used in this Lease shall be deemed to mean the
 ------------------------
availability of the Premises for uninterrupted use and occupancy by Tenant with a minimum of interference by Landlord which will be indicated by the fact that the following shall have occurred: (a) all Tenant's Work shall have been completed, and shall have been inspected and approved by the appropriate authorities and a final certificate of occupancy has been issued; (b) mechanical, plumbing, electrical, conveying and sprinkler systems (installed and tested as per specifications) shall have been completed such that the appropriate services to be rendered by such systems can be and are being supplied and such systems are fully operational; (c) the entrance and lobby of the Building shall have been completed and the means of ingress and egress are not interfered with by any scaffolding, building materials, or other articles; and (d) the parking areas and access roads have been completed.

          8.9  [Intentionally Omitted].
               -----------------------

          8.10 [Intentionally Omitted.]

          8.11 Delay in Substantial Completion. If substantial completion of
               -------------------------------
Tenant's Work does not occur by the Commencement Date due to delay caused by Landlord, its representatives, agents or contractors, Tenant is hereby granted an abatement of Base Rent equal to two (2) days of such rent for each day of delay, such abatement commencing with the first installment of Base Rent payable under this

Lease. The parties shall endeavor to have any dispute about Tenant's Work resolved by the Independent Arbiter expeditiously and the parties shall use good faith efforts not to permit the resolution of any dispute to materially delay construction. Any delay resulting solely and directly from this dispute resolution process shall result in a commensurate extension of the dates set forth for performance of Tenant's Work and the Commencement Date.

          8.12 Construction Insurance. During construction, each of the parties
               ----------------------
who is performing work under this Lease or its general contractor shall procure and maintain in effect the following insurance coverages with an insurance company or companies authorized to do business in the State where the Premises are located:

               (a) Workmen's Compensation - Statutory Limits for the State in which the work is to be performed, together with "ALL STATES", "VOLUNTARY COMPENSATION" and "FOREIGN COMPENSATION" coverage endorsements;

               (b) Employer's Liability Insurance with a limit of not less than One Million and 00/100 Dollars ($1,000,000.00);

               (c) Commercial General Liability - at least Two Million and 00/100 Dollars ($2,000,000.00) Combined Single Limit, including Personal Injury, Contractual and Products/Completed Operations Liability naming Landlord and Tenant as additional insured. Coverage must be primary and non-contributing and include the following:

                    (i)   Premises - Operations,

                    (ii)  Elevators and Hoists,

                    (iii) Independent Contractor,

                    (iv) Contractual Liability assumed under the construction contract,

                    (v)   Completed Operations - Products,

                    (vi)  Explosion, Underground and Collapse (XUC) Coverage;

               (d) Automobile Liability - Including Owned, Hired and Non-owned licensed vehicles used in connection with performance of the construction work of at least: One Million and 00/100 Dollars ($1,000,000.00) each person Bodily Injury Three Million and 00/100 Dollars ($3,000,000.00) each occurrence Bodily Injury Five Hundred Thousand and 00/100 Dollars ($500,000.00) each occurrence Property Damage. Coverage must include the following:

                    (i)   Owned vehicles,

                    (ii)  Leased vehicles,

                    (iii) Hired vehicles,

                    (iv)  Non-owned vehicles;

               (e) Procure or cause contractor to procure and maintain installation floater insurance to protect against the risk of physical damage until acceptance of the construction work;

               (f) Furnish Tenant or Landlord, as the case may be, with certificates of insurance evidencing such coverage prior to the commencement of the construction work. All insurance shall be carried in companies reasonably acceptable to the other party;

               (g) The following statement shall appear in each certificate of insurance provided Tenant by Landlord hereunder:

               "It is agreed that in the event of any material change in, cancellation or non-renewal of this policy, the Company shall endeavor to give thirty (30) days prior notice to";

               (h) During construction of Tenant's Work, Landlord shall give prompt notice to Tenant of all losses, damages, or injuries to any person or to property of Tenant, Landlord or third parties. Landlord shall promptly report to Tenant all such claims of which Landlord has notice, whether related to matters insured or uninsured. No settlement or payment for any claim for loss, injury or damage or other matter as to which Tenant may have an obligation for any payment or reimbursement, shall be made by Landlord without the written approval of Tenant;

               (i) The carrying of any of the insurance required hereunder shall not be interpreted as relieving the insuring party of any responsibility to the other party, and the other party does not waive any rights that it may have against the insuring party and/or its representatives for any expense and damage to persons and property (tangible and intangible) from any cause whatsoever with respect to the insuring party's work;

               (j) Landlord and Tenant shall assist and cooperate with any insurance company in the adjustment or litigation of all claims arising under the terms of this Article; and

               (k) The contract for construction shall include an indemnification substantially similar to the text of Article 17 by the contractor for the benefit of Landlord and Tenant.

         8.13  Tenant's Construction Representative.  Tenant hereby appoints
               ------------------------------------
Michael Duffy to act on its behalf and represent its interests with respect to all matters requiring Tenant action in this Article. No consent, authorization or other action by Tenant with respect to matters set forth in this Article shall bind Tenant unless in writing and signed by the aforementioned person. Landlord hereby expressly recognizes and agrees that no other person claiming to act on behalf of Tenant is authorized to do so. If Landlord complies with any request or direction presented to it by anyone else claiming to act on behalf of Tenant, such compliance shall be at Landlord's sole risk and responsibility and shall not in any way alter or diminish the obligations and requirements created and imposed by this Article, and Tenant shall have the right to enforce compliance with this Article without suffering any waiver, dilution or mitigation of any of its rights hereunder.

         8.14  Signage. Landlord at its expense shall provide Building standard
               -------
signage at the entrance to the Premises on each floor and in the Building lobby directory. To the extent permitted under applicable laws, Tenant is authorized to install at its expense a sign identifying Tenant by its business name on the Building exterior and to install a sign at each entrance to the Premises advising employees and invitees that portions of the Premises are subject to surveillance. The exterior sign shall be in the location specified in Exhibit G
                                                                      ---------
attached, and in a form mutually approved by the parties, and shall be of a size comparable to the existing GMAC sign on the Building. If either the existing GMAC sign or the existing PageNet sign are removed and such tenant's rights to exterior Building signage have expired or been terminated, Tenant shall have the right to move its sign to the location of the removed sign. Tenant's right to so relocate its sign shall be a one-time right. Landlord's approval shall be deemed given if Landlord does not comment in writing to Tenant's request for approval stating in detail any Landlord comments or objections within fifteen (15) days after delivery of Tenant's plans for an exterior sign. All such signs shall be installed in compliance with the requirements of applicable Laws and the provisions of Exhibit G. Tenant's exterior signage shall be removed by Tenant at the end of the Term, and any damage resulting from such removal shall be repaired by Tenant.

          8.15  Communications Equipment.  Tenant shall be entitled to install
                ------------------------
up to two (2) satellite and/or microwave dishes and antenna (the "Equipment")
                                                                  ---------
for reception and transmission of electromagnetic signals on the Building. If Tenant wishes it may install up to six (6) additional antennae provided that an administrative charge of $100.00 per month per additional whip antenna and $100 per diameter foot per month for dishes shall be due and payable from Tenant to Landlord at the same time Base Rent is due and payable. Any such additional antennae or dishes shall also constitute "Equipment." Prior to installation, in addition to the location of the Equipment, Landlord must approve, which approval will not be unreasonably withheld: (1) the Equipment; (2) drawings submitted by Tenant showing the Equipment to be installed, method of installation, connectors to electrical services, and conduit to the Premises in the Building; and (3) the contractor selected by Tenant to install the Equipment, and the terms of the contract between Tenant and its contractor. The installation work shall be done in a manner which does not invalidate any roof warranty then in effect. The Equipment may be used only for Tenant's own communications needs and a non-fee basis. Tenant shall pay all personal property taxes, if any, separately assessed with respect to the Equipment; and if and to the extent the Equipment is assessed for tax purposes as part of the Building or Landlord's personal property, reimburse Landlord within thirty (30) days of Landlord's written demand for all additional taxes, if any, attributable to the Equipment as reasonably determined by Landlord. Landlord shall cooperate with and assist Tenant in obtaining permits necessary for the installation of such equipment. Tenant shall be responsible for the cost of installation, maintenance and removal of such equipment. Tenant shall utilize Landlord's roofing contractor during the installation of any such device and shall bear the cost, if any, to repair damage to the roof structure or membrane caused by such installation or removal of any such device. Except as provided above, Tenant shall not be charged any additional rent or fees for installation or operation of such communication systems, provided they are not used for the transmission of signals in connection with the conduct of a business whose primary purpose is the delivery of telecommunication services for a fee. Tenant shall install, operate and maintain such equipment in accordance with any applicable laws including, but not limited to, FCC rules and regulations relating to licensing and frequency interference. Tenant's operation of such equipment shall be conducted so as not to create interference with equipment of other tenants of the Development that has been installed prior to installation of Tenant's equipment. If Landlord receives complaints regarding interference with reception from another tenant of the Development, and Landlord reasonably believes the source of the interference is the Equipment, Tenant shall take such steps as are necessary to stop the interference. Landlord shall require that any other tenant or occupant of the Development not interfere with the reception or transmission of such systems as described in specifications provided to Landlord by Tenant. Tenant shall indemnify, defend and hold harmless Landlord, its employees, agents and contractors, from any and all liabilities, claims, causes of action, losses, damages, costs, fees and expenses arising out of or relating to the installation, operation, maintenance, repair or removal of such communications equipment. Tenant shall remove the communications equipment upon the expiration or earlier termination of this Lease and repair any damage to the Building or roof caused by such removal, all at its sole cost and expense. Tenant agrees that Landlord will not be liable for, nor shall there be any abatement of rent or other claims against Landlord, for any interruption of communications operations, unless such interruption is due to the negligence of Landlord. Tenant shall bear the cost, if any, to repair damage to the roof, roof structure or membrane caused by the installation, operation, maintenance or removal of the communications equipment and for Tenant's access to the roof and shall conduct its activities so as to maintain in effect the roof warranties.

                                   ARTICLE 9
                              COMPLIANCE WITH LAW

          9.1  Compliance with Law.
               -------------------

          (a) Tenant shall comply with the requirements of any Laws (i) regarding the physical condition of nonstructural portions of the Premises to the extent such Laws pertain to the particular manner in which Tenant uses the Premises, or (ii) that relate to the lawful use of the Premises and with which only the occupant can comply.

          (b) Landlord shall be solely responsible for compliance with Laws affecting the Premises, except to the extent Tenant is expressly made responsible in the preceding sentence.

          9.2  ADA Compliance. Landlord shall be solely responsible at its cost
               --------------
and expense for insuring compliance with the Americans With Disabilities
Act ("ADA") for use as a public accommodation in all respects at the Premises
      ---
and Building except for any change in the interior of the Premises necessitated by Tenant's Work or reconfiguration of the interior of the Premises after the same is occupied by Tenant, provided certain costs incurred by Landord in complying with the ADA may be included as an Operating Cost as provided in
Article 5 above. Landlord represents and covenants to Tenant that to Landlord's actual knowledge, Building bathrooms, water fountains, lobbies, building entrances, elevators, fire exits, stairways and fire/life safety devices are in compliance with the ADA and other applicable Laws.

          9.3  Contesting Legal Requirement.  Landlord and Tenant shall each
               ----------------------------
have the right upon giving notice to the other to contest with the governmental authority having jurisdiction thereof any obligations imposed upon either by this Article and to defer compliance during the pendency of such contest, provided the enforcement of the requirement or law is stayed during the contest and the contest will not subject the other party to criminal penalty, civil penalty or fine or materially interfere with Tenant's use and occupancy of the Premises, the use or occupancy of the Building by other tenants, or jeopardize the Landlord's title to the Building and Land. Each party shall cooperate with the other in the contest and shall execute any documents reasonably required in the furtherance of that purpose. A party contesting the application of Laws under this Article shall not be deemed to be in default (i) until and unless it is determined that the party must perform the obligation and it fails to do so by the date upon which all applicable appeal periods have expired, or (ii) provided enforcement is stayed pending appeal, until all appeals have been finally decided against the party and the party fails to comply with the resulting decision. Tenant's obligation under this Article 9 with respect to performance of its obligations that accrue while this Lease is in force and effect shall survive the expiration or termination of this Lease.

                                  ARTICLE 10
                    ALTERATIONS, ADDITIONS AND IMPROVEMENTS

          10.1  Nonstructural.    "Alterations" are any alterations, additions
                -------------      -----------
or improvements made to the Premises by Tenant but excluding Tenant's Work described in Article 8. "Minor Alterations" are any Alterations to the Premises
                          -----------------
that do not involve or affect structural elements of the Building or its roof or exterior, or the mechanical or electrical systems of the Building and that in any one instance cost $50,000 or less. Regardless of the cost thereof, any Alterations involving an individual floor penetration is a "Major Alteration" as defined below and not a Minor Alteration. Tenant may, from time to time, at its own cost and expense and without the consent of Landlord make Minor Alterations, provided Tenant first notifies Landlord in writing of any such Minor Alterations and provides with such notice plans and specifications and a cost estimate of the proposed Minor Alterations. Alterations that Tenant divides into separate projects and submittals for the purpose of evading the requirement that Tenant obtain

Landlord's prior consent to Alterations the cost of which exceeds $50,000 shall be deemed to constitute a Major Alteration requiring Landlord's approval. Tenant may also install additional security systems within the Premises without Landlord's consent, regardless of cost, provided Tenant first notifies Landlord in writing thereof and provides Landlord the information required by Section
6.7. All such work performed by Tenant in making Alterations hereunder shall not commence until Tenant has obtained permits from the applicable governmental authority. Tenant shall provide Landlord with a copy of the as-built plans and specifications for the Alterations at its sole cost and expense. The $50,000 limitation in this Section 10.1 shall be increased annually by five percent (5%) per year.

         10.2  Major Alterations.  Except as permitted in Section 10.1, if
               -----------------
Tenant desires to make any Alterations to the Premises (a "Major Alteration"),
                                                           ----------------
Tenant must first obtain the written consent of Landlord which consent will not be unreasonably withheld. In the case of Major Alterations that are structural in nature, it shall be reasonable for Landlord to withhold its consent if in Landlord's reasonable judgment the proposed Alteration would have an adverse impact on structural integrity, operating costs for the Building, the market value of the Building or the Development, or the Rentable Area of the Building. In the case of Major Alterations that are nonstructural in nature, it shall be reasonable for Landlord to withhold its consent if in the Landlord's reasonable judgment, the proposed Alteration would reduce the Rentable Area (unless Tenant has agreed to restore the area affected by the Alteration to its condition prior to the Alteration). It is agreed that structural changes to accommodate increased floor loading are reasonable provided the Alteration does not diminish floor-to-structure clearances, however Landlord shall continue to have a right to review and approve the plans and specifications for such structural changes according to the procedures set forth in this Section 10.2. As a condition of approving a Major Alteration, Landlord may require that Tenant restore the Premises to the condition it was in prior to such Alterations by providing written notice to Tenant of such requirement concurrent with or prior to the Landlord's consent to such Alteration. Landlord's consent shall be deemed given if Landlord does not respond within fifteen (15) business days of receipt of Tenant's request for consent and delivery of the plans and specifications for the proposed Alterations. Tenant shall incorporate Landlord's comments that are timely provided into the construction documents for the Alterations. No Alterations may be constructed outside the Building, except as permitted with respect to communications equipment under Section 8.15.

         10.3  Contractor. Alterations may be done by any contractor chosen by
               ---------
Tenant provided the contractor is reputable, bondable by reputable bonding companies, and carries the kinds of insurance and in the amounts set forth in this Article.

         10.4  Landlord Charges. Landlord shall not charge a supervisory fee for
               ----------------
its involvement in the design or construction process for Tenant's Alterations; except that Tenant will reimburse Landlord within ten (10) days of demand for any reasonable out-of-pocket costs incurred by Landlord which are in excess of $1,000.00.

         10.5  Building Standard Finishes.  In making any alterations to the
               --------------------------
Premises, Tenant shall comply with the building standards for finishes attached as Exhibit F with respect to the portion of such alterations that face common
   ---------
areas (e.g., doors, latch sets and hinges).

         10.6  Compliance with Law.  Tenant in making any Alterations shall
               -------------------
cause all work to be done in a good and workmanlike manner using materials equal to or better than those used in the construction of the Premises and shall comply with or cause compliance with all Laws and with any direction given by any public officer pursuant to law. Tenant shall obtain or cause to be obtained and maintain in effect, as necessary, all building permits, licenses, and other governmental approvals which may be required in connection with the making of the Alterations. Landlord shall cooperate with Tenant in obtaining them and shall execute any documents reasonably required in furtherance of such purpose. Staging areas for all Alterations shall be maintained consistent with good construction practices and restored to their previous condition upon completion of the Alterations.

          10.7  Construction Insurance.  Tenant shall procure or cause its
                ----------------------
contractor to procure and maintain in effect during the construction of Alterations, the insurance coverages specified in Article 8.

                                  ARTICLE 11
                 CONDITION, REPAIR AND MAINTENANCE OF PREMISES

          11.1  Repair of Defects.  Landlord, at its sole cost and expense
                -----------------
without cost or charge to or contribution by Tenant, shall be responsible for and make all repairs, replacements and maintenance required because of (a) defective design or construction of the Building, and all equipment and systems associated therewith and/or incorporated therein, excluding defects in the design or construction of the Tenant's Work, (b) latent defects in any of the foregoing, or (c) seismic upgrading required during the Term. Landlord represents and warrants that to the best of its knowledge the Building and the Premises have been built in accordance with and comply with all applicable Laws.

          11.2  Tenant's Maintenance.  Tenant shall take good care of the
                --------------------
Premises (including, but not limited to, all doors, entrances and lighting and plumbing fixtures located within the Premises) and shall reimburse Landlord for the cost of repairing all damage done to the Building, the Premises or the Common Areas occasioned by any act or omission of Tenant or Tenant's officers, contractors, agents, invitees, licensees or employees, including, but not limited to, cracking or breaking of glass. If Tenant fails to take good care of the Premises, and Tenant does not cure such failure within five (5) days after written notice from Landlord to Tenant (except in an emergency when simultaneous notice shall be acceptable), Landlord may, at its option, do so, and in such event, upon receipt of written statements from Landlord, Tenant shall promptly pay the entire cost thereof as Additional Rent. Landlord shall have the right to enter the Premises for such purposes. Except for Landlord's obligation to provide janitorial services under Section 6.4 of this Lease, and Landlord's obligations under Section 11.3 below, Landlord shall have no obligation to make repairs to or maintain the Premises. Tenant shall be responsible for stocking and replacing any nonstandard bulbs.

          11.3  Landlord's Maintenance.  Except for maintenance, repairs and
                ----------------------
replacements that Tenant must make under Section 11.2, Landlord shall perform all repairs, replacements and maintenance necessary to keep the Premises, the Building, the Common Areas and any other Improvements in good working order and repair and to maintain the Building and Premises in a clean, safe and tenantable condition comparable to other first class office buildings in the I-90 corridor [I-405 to Issaquah]. This maintenance and repair shall include without limitation the roof, foundation, exterior walls, interior structural walls, all structural components, utility lines to Tenant's access points, all systems, equipment and facilities serving the Premises and Building, such as mechanical, electrical, HVAC, plumbing and sewer, replacement of lighting tubes, lamp ballasts and bulbs for standard light fixtures, and extermination and pest control when necessary, and snow and ice removal. The actual cost of Landlord repairs necessitated by Tenant's negligence or intentional misconduct of Tenant, its employees or agents shall be reimbursed by Tenant within ten (10) days of demand. Landlord's work under this Section 11.3 shall be accomplished with the least possible amount of interference with the conduct of Tenant's business and, to the extent practicable, shall be done outside normal business hours to the extent such work is being conducted within the Premises. Landlord will indemnify, protect, defend and hold harmless Tenant against all claims, liabilities, damages, costs or causes of action (including attorneys' fees) arising out of or brought on account of injury to any person or property or loss of life resulting from any failure by Landlord to perform its obligations under this Article 11.

          11.4  Time to Complete Work.  All work to be performed by either
                ---------------------
party under this Article shall be completed promptly but in any event within twenty-four (24) hours in any Emergency (as defined below) and within twenty
(20) days for all other repairs. If the work cannot be completed within twenty-four (24) hours or twenty (20) days, as the case may be, it shall be commenced within the applicable period and prosecuted continuously and diligently thereafter until completion. "Emergency" means a situation or casualty that (a)
                               ---------
threatens the physical well-being of persons within the Premises, (b) materially disrupts Tenant's use and/or occupancy of the Premises or any portion thereof, or (c) materially disrupts Tenant's use of parking.

                                   ARTICLE 12
                             DAMAGE AND DESTRUCTION

          12.1  Repair.  If (a) all or part of the Premises or Building are
                ------
damaged or destroyed, or (b) Tenant's access to the Building, Premises, parking area or any Common Areas to which Tenant must have access for the continued use and occupancy of the Premises ("Access") is materially obstructed or hindered by
                                ------
casualty, and Landlord in good faith estimates the time required to repair the damage and destruction and restore the Building or the Premises to their condition existing immediately prior to the damage (including all leasehold improvements for which Tenant was granted an allowance under this Lease or that were completed at Landlord's cost and expense) is less than one hundred eighty days, then Landlord shall substantially complete (i) repair and restoration of the damage and destruction, including, at Landlord's sole cost and expense, all leasehold improvements for which Tenant was granted an allowance under the Lease or that were completed at Landlord's cost and expense, and/or (ii) restoration of Access. If insurance proceeds, plus the actual amount of any applicable deductible are insufficient to pay all or any part of the cost of repair and restoration and Landlord has maintained the insurance required by Section 16.4, then Landlord may elect not to repair and restore by giving Tenant written notice of the amount by which the estimated cost of repair exceeds the amount of the insurance proceeds plus the deductible within sixty (60) days after the date of the casualty, subject to Tenant's right to nullify such election as described below. If Landlord's estimate of the time required for repair exceeds one hundred eighty (180) days or if Landlord elects not to proceed with repair and restoration work pursuant to its right to do so in the preceding sentence, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within thirty (30) days after receipt of the Landlord's estimate. Notwithstanding the foregoing, if Landlord notifies Tenant that it elects not to proceed with repair and restoration, Tenant shall have the right to nullify such election by delivering written notice thereof to Landlord within thirty (30) days of Tenant's receipt of Landlord's cancellation notice that Tenant will pay the difference between the cost of repair and restoration and the insurance proceeds available for the same. If Tenant exercises this right in accordance with the previous sentence, Landlord's election not to repair and restore shall be nullified, this Lease shall continue in full force and effect, and the repair and restoration of the Premises shall proceed as required by this Article 12.

          12.2  Termination.  If Tenant exercises its termination right under
                -----------
this Article, this Lease shall terminate on the date specified in the termination notice. Notwithstanding any other provision of this Article 12, Landlord shall not be entitled to exercise a right of termination under this Article unless Landlord also terminates all other similarly affected tenants in the Building to the extent termination is permitted by the applicable leases. Rent shall be payable to the cancellation date less any abatement. Landlord will promptly refund to Tenant any prepaid Rent.

          12.3  Delay in Completing Repair.  If Landlord does not
                --------------------------
substantially complete repair and restoration of partial damage or does not restore Access, as applicable, within one hundred eighty (180) days, measured from the date of the casualty or loss of Access, Tenant shall have the right to immediately terminate this Lease by giving written notice to Landlord within thirty (30) days after expiration of such period unless Landlord completes such repair and restoration within the thirty-day period.

          12.4  Final Year of Term.  If (a) damage or destruction affecting more
                ------------------
than twenty-five percent (25%) of the Building, or (b) the loss of Access occurs during the last year of the Term, either party may terminate this Lease by giving notice to the other party, provided the forgoing shall not apply where Tenant has duly exercised its Option to extend the Term. Notwithstanding the foregoing, if Landlord notifies Tenant that it desires to terminate this Lease pursuant to the previous sentence and Tenant, at the time of the damage or destruction or loss of Access, has an unexercised Option, then Tenant shall have the right, notwithstanding any provision of this Lease to the contrary, to exercise such Option by delivering written notice thereof to Landlord within thirty (30) days of Tenant's receipt of Landlord's cancellation notice. If Tenant exercises such Option in accordance with the previous sentence, Landlord's termination notice shall be nullified, this Lease shall continue in full force and effect, and the repair and restoration of the Premises shall proceed if and as required by this Article 12.

          12.5  Abatement.  The Rent shall abate in proportion to that part of
                ---------
the Premises that is unfit for use in Tenant's business as a consequence of the casualty. The abatement shall consider the nature and extent of interference with Tenant's ability to conduct business in the Premises and the need for Access and essential services. The abatement shall continue from the date the damage occurred until ten (10) business days after (a) Landlord completes the repairs and restoration, (b) Landlord gives notice to Tenant that the repairs and restoration are completed, and (c) Tenant has completed the repair and restoration of any portion of the Premises for which Landlord is not responsible.

                                  ARTICLE 13
                                 CONDEMNATION

          13.1  Taking.  "Taking" means a taking by condemnation or by the
                ------    ------
exercise of the power of eminent domain by a public or quasi-public authority or entity, whether or not there is a taking of title, or a conveyance in lieu thereof. If there is a taking of the entire Building, or the entire Premises, or of the entire parking area serving the Building, this Lease shall terminate as of the earlier of the date title vests or the date Tenant is dispossessed by the Taking authority.

          13.2  Termination for Material Interference.  If a Taking of part of
                -------------------------------------
the Premises or the Building in Tenant's judgment reasonably exercised (a) materially interferes with Tenant's ability to conduct its business in the Premises, or (b) substantially denies or interferes with Tenant's access to the Building or Premises, Tenant shall have the right to terminate this Lease by giving Landlord notice of its election within thirty (30) days of the Taking. This Lease shall terminate on the earlier of the date when title vests, the date Tenant is dispossessed by the Taking authority or sixty (60) days following Tenant's notice; provided that such termination shall in no event extinguish or diminish Tenant's right under Section 13.5 to receive a portion of the award payable on account of the Taking.

          13.3  Taking of Parking.  If only a portion of the parking area
                -----------------
serving the Development is the subject of a Taking, and as a result the Taking reduces the ratio of parking spaces to square feet of usable Area in the Development below 3.5:1,000 ("Parking Ratio"), then Tenant shall have the right
                              -------------
to terminate this Lease by giving notice to Landlord within thirty (30) days after title vests in the Taking authority. Landlord may suspend the effectiveness of Tenant's notice by notifying Tenant, within five (5) days of receiving Tenant's termination notice, that Landlord will preserve the Parking Ratio for Tenant by either (a) providing, within thirty (30) days of the vesting of title, substitute parking spaces equal to the number taken within one quarter (1/4) mile of the Building, or (b) reducing the allocation of stalls to other tenants of the Development. If Landlord restores the Parking Ratio for Tenant within the thirty (30) days, Tenant's notice of termination shall be nullified and of no force and effect. If Landlord does not restore the Parking Ratio for Tenant within the thirty (30) day period, this Lease shall automatically terminate at the expiration of such thirty (30) day period.

     13.4  Abatement.  If this Lease is not terminated as a result of a
           ---------
Taking: (a) Rent shall abate, from the earlier of the date title vests in the Taking authority or the date Tenant is dispossessed by the Taking authority, in proportion to the part of the Premises subject to the Taking and Tenant's pro rata share shall be proportionally reduced; and (b) Landlord, at its sole expense, shall commence the work of repairing and restoring the Building to a complete architectural unit and the work of restoring the remainder of the Premises as nearly as possible to its condition existing immediately prior to the Taking and to restore Tenant's access to the Building and Premises or provide comparable access thereto within one hundred eighty (180) days after the earlier to occur of title vesting in the Taking authority or the date Tenant is dispossessed by the Taking authority. If Landlord does not complete the work of repair and restoration within the one hundred eighty (180) day period, Tenant has the right to terminate this Lease by giving Landlord notice within thirty
(30) days after the one hundred eighty (180) day period expires. Tenant's notice shall specify a termination date not more than sixty (60) days from the date of the notice.

     13.5  Taking Award.  Within ten (10) days of the effective date of a
           ------------
termination of this Lease or an abatement of Rent under this Article 13, Tenant shall receive: (a) a refund from Landlord of all prepaid, unaccrued Rent; and
(b) from the award payable on account of the Taking, the value of Tenant's unamortized leasehold improvements (less the portion thereof funded by the Tenant Improvement Allowance paid by Landlord to Tenant), moving expenses, and trade fixtures and equipment, Tenant being entitled to obtain this portion of the award from Landlord only if applicable law prevents Tenant from making a separate claim for such amounts from the awarding authority. Landlord expressly permits Tenant to make a claim for such amount in any appropriate proceeding.

     13.6  Savings Clause.  Landlord and Tenant may exercise any rights of
           --------------
termination even though their respective right, title, or interest may have been taken or divested.

                                  ARTICLE 14
          SUBORDINATION, RECOGNITION, NON-DISTURBANCE AND ATTORNMENT

     14.1  Subordination.  This Lease is not subordinate to the lien of
           -------------
any first deed of trust or mortgage of the entire fee interest of the Premises to provide construction or permanent financing and any renewals, modifications or extensions thereof ("Mortgage"), unless a Subordination, Attornment and Non-
                        --------
Disturbance Agreement ("SAND Agreement") is executed, acknowledged and delivered
                        --------------
to Tenant by the holder of the Mortgage ("Mortgagee") in a form substantially
                                          ---------
similar to Exhibit E attached, or such other form as may be reasonably
           ---------
acceptable to Tenant.

     Tenant shall execute and send to Landlord any such SAND Agreement within thirty (30) days of receipt if the SAND Agreement contains substantially the provisions set forth in Exhibit E, or within fifteen (15) days after agreement
                        ---------
of the parties to the contents of same.

     14.2  Holder's Election. If a Mortgagee requires that this Lease have
           -----------------
priority over its Mortgage, Tenant shall, upon request of the Mortgagee, execute, acknowledge and deliver to the Mortgagee an agreement acknowledging such priority.

     14.3  Delivery of SAND Agreement. If Landlord does not deliver to Tenant a
           --------------------------
SAND Agreement of Landlord's current Mortgagee within thirty (30) days after this Lease is signed, then Tenant shall have the right to cancel this Lease by delivering Landlord written notice of cancellation within thirty (30) days after the thirty (30) day period ends.

                                   ARTICLE 15
                            LANDLORD'S WARRANTIES

          To induce Tenant to execute this Lease, and in addition to the other representations and warranties of Landlord contained in this Lease, Landlord warrants and represents that:

          (a)  Landlord is the owner in fee simple of the Premises;

          (b) Landlord has good and marketable title to the Building and Land, there are no liens, easements, restrictions or encumbrances upon the Building, the Land, or the income accruing therefrom, which do or will prohibit, limit, restrict or adversely affect Tenant's rights under this Lease, other than those shown on Exhibit B, and none of the matters listed on Exhibit B ("Permitted
         ---------                                    ---------   ---------
Encumbrances") and no restrictions contained in any leases of other tenants at
------------
the Building does or shall prohibit, restrict, conflict with or adversely affect Tenant's use and occupancy of the Premises or the intended use of the rights and easements granted to Tenant in this Lease;

          (c) Access to the Building and/or Development is by public roadways, and occupants of the Building have access to the Building over the existing roads, paths, walks and drives on the land owned by Landlord or by virtue of nonterminable easements appurtenant benefiting the land;

          (d) To Landlord's actual knowledge, all utility lines and appurtenances which serve the Building or the Premises are located in public ways with appropriate consents and authorizations from the authorities, agencies and bodies having jurisdiction having been obtained and not subject to termination;

          (e)  The Building is sprinklered with smoke detectors; and

          (f) Landlord has full right and lawful authority to enter into and perform Landlord's obligations under this Lease for the full Term.

          In addition to any other right or remedy, if any representation or warranty in this Article 15 or contained elsewhere in this Lease is breached by Landlord, Landlord shall be responsible for and reimburse Tenant on demand for the reasonable and actual costs of curing the breach, subject to the notice and cure periods in Section 20.3 below.

                                   ARTICLE 16
                           INSURANCE; WAIVER OF CLAIM

          16.1 Tenant's Liability Insurance.  Tenant, at Tenant's expense,
               ----------------------------
shall purchase and keep in force during the Term a Commercial General Liability Policy with limits of not less than Five Million and 00/100 Dollars ($5,000,000.00) for each occurrence covering bodily injury to persons, including death, and damage to property. Such insurance shall be with Tenant's liability insurer so long as Tenant is Microsoft Corporation; otherwise such insurance shall be with insurers having a Best rating of A-8 or better. Such insurance shall provide coverage for Tenant's premises and operations, independent contractors, and contractual liability assumed in Article 17. Tenant shall cause its Commercial General Liability insurer to name Landlord (and the holder of any Mortgage designated by Landlord) as an additional insured under such insurance to the extent of Tenant's insurable contractual liability assumed in
Article 17.1. The insurance policy shall contain a severability of interests provision, a provision that the insurance provided to Landlord as additional insured shall be primary to and not contributory with insurance maintained by Landlord, and a provision that an act or omission of one of the insureds or additional insureds that would void or otherwise reduce coverage shall not reduce or void the coverage as to the other named and additional insureds. A certificate of insurance evidencing that the foregoing insurance is in effect shall be delivered to Landlord prior to Tenant's occupancy of the Premises, and shall be kept current throughout the Term. Such certificate shall reflect the status of Landlord as additional insured, and shall provide for at least fifteen
(15) days advance notice to Landlord in the event of cancellation.

          16.2  Tenant's Property Insurance.  Throughout the Term of the
                ---------------------------
Lease, Tenant shall maintain standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage (All Risk) and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable, or that was installed at Tenant's expense, and which is located at the Premises, including but not limited to furniture, fittings, installations, fixtures (other than Tenant improvements installed by Landlord), and any other personal property of Tenant, in an amount not less than ninety percent (90%) of the replacement cost thereof so long as Tenant is Microsoft Corporation or its transferee under
Section 18.1(a), and otherwise at full replacement value. At Tenant's option, Tenant may undertake to maintain deductibles under the property insurance policy and may elect to self-insure some or all of the property located at the Premises. Any undertaking by Tenant to assume deductibles or self-insure its property located at the Premises shall not serve to adversely affect Landlord, and Landlord shall be protected against loss or damage to Tenant's property in the same manner as if Tenant had obtained separate insurance on its property as provided herein.

          16.3  Landlord's Liability Insurance.  Landlord shall purchase and
                ------------------------------
keep in force during the Term a Commercial General Liability Policy with limits of not less than Five Million and 00/100 Dollars ($5,000,000.00) each occurrence covering bodily injury to persons, including death, and damage to property.
Such insurance shall be with responsible insurers with a financial rating comparable to or better than that of Tenant's liability insurer, and shall provide coverage for Landlord's premises and operations, independent contractors, and contractual liability assumed in Article 17. Landlord shall cause its Commercial General Liability insurer to name Tenant as an additional insured under such insurance to the extent of Landlord's insurable contractual liability assumed in Article 17. The insurance policy shall contain a severability of interests provision, a provision that the insurance provided to Tenant as additional insured shall be primary to and not contributory with insurance maintained by Tenant, and a provision that an act or omission of one of the insureds or additional insureds that would void or otherwise reduce coverage shall not reduce or void the coverage as to the other named and additional insureds. A certificate of insurance evidencing that the foregoing insurance is in effect shall be delivered to Tenant prior to Tenant's occupancy of the Premises, and shall be kept current throughout the Term. Such certificate shall reflect the status of Tenant as additional insured, and shall provide for fifteen (15) days advance notice to Tenant in the event of cancellation.

          16.4  Landlord's Property Insurance.  At all times during the Term
                -----------------------------
of the Lease, Landlord shall maintain a standard form property insurance policy with responsible insurers covering the Premises and the Building(s) against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All Risk") and sprinkler leakage with an endorsement to
                    --------
cover the cost of law mandated changes to the Building(s) in connection with restoration after a casualty. Such insurance shall provide coverage for all property in which Landlord holds an interest (including any Tenant Improvements where title vests with Landlord and which Tenant is not required to insure) in an amount equal to the replacement value of the property. Proceeds of such insurance shall be used by Landlord to repair or replace the damaged portion of the Building and/or Premises on the same land to the extent required under this Lease. The deductibles for Landlord's coverage shall not exceed reasonable and customary deductibles.

          16.5  Waiver of Recovery and Subrogation.  Except with respect to
                ----------------------------------
Landlord's liability for damage under Section 6.8, Landlord and Tenant release and relieve the other and waive their entire right of recovery for loss or damage to property located within or constituting a part or all of the Building or the Development to the extent that the loss or damage either (a) is actually covered by the injured party's property insurance, or (b) would have been covered by the property insurance the injured party is required to carry under this Article 16, whichever is greater. This waiver applies regardless of the cause or origin of the claim including without limitation loss due to the negligent acts or omissions of Landlord or Tenant, or their respective officers, directors, employees, agents, contractors, or invitees. Each of Landlord and Tenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

                                  ARTICLE 17
                                INDEMNIFICATION

          17.1  Tenant.  Subject to the waiver of recovery and subrogation in
                ------
Section 16.5, Tenant shall indemnify and hold harmless Landlord from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arises out of (a) Tenant's or its employees, agents, contractors or invitees use of the Premises, (b) the negligence or willful misconduct of Tenant, its employees, agents, or invitees, or (c) any breach or default by Tenant in the performance of any obligation on Tenant's part to be performed under this Lease.

          This indemnity does not apply: (x) to claims, suits, actions or liabilities to the extent they are caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees; (y) to damage, claims, suits, actions or liabilities waived under Section 16.5; or (z) to the matters covered by the Hazardous Materials indemnity in Article 26.

          In the absence of comparative or concurrent negligence on the part of Landlord, its agents, their affiliates and subsidiaries, or their respective directors, employees or contractors, the foregoing indemnity shall also include reasonable costs, expenses and attorneys' fees incurred in connection with any indemnified claim or incurred by Landlord in successfully establishing the right to indemnity. Tenant shall have the right to assume the defense of any claim subject to this indemnity with counsel reasonably satisfactory to Landlord. Landlord agrees to cooperate fully with Tenant and Tenant's counsel in any matter where Tenant elects to defend, provided Tenant promptly reimburses Landlord for reasonable costs and expenses incurred in connection with its duty to cooperate.

          The foregoing indemnity is conditioned upon Landlord providing prompt notice to Tenant of any claim or occurrence that is likely to give rise to a claim, suit, action or liability that will fall within the scope of the foregoing indemnity as soon as Landlord has knowledge thereof, along with sufficient details as are known to Landlord that will enable Tenant to make a reasonable investigation of the claim.

          When the claim is caused by the concurrent negligence or willful misconduct of Tenant and Landlord, or Tenant and a third party unrelated to Tenant (except Tenant's agents, officers, employees or invitees), Tenant's duty to indemnify and defend shall be proportionate to Tenant's allocable share of joint negligence or willful misconduct.

          17.2  Landlord.  Subject to the waiver of recovery and subrogation in
                --------
Section 16.5, Landlord shall indemnify and hold harmless Tenant from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arises from: (a) any activity, work, or thing done, permitted or suffered by Landlord in or about the Premises; (b) the negligence or willful misconduct of Landlord, its employees, agents or contractors; or (c) any breach or default by Landlord in the performance of any obligation on Landlord's part to be performed under this Lease.

     This indemnity does not apply: (x) to claims, suits, actions or liabilities to the extent they are caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees; (y) to damage, claims, suits, actions or liabilities waived under Section 16.5; or (z) to the matters covered by the Hazardous Materials indemnity in Article 26.

     In the absence of comparative or concurrent negligence on the part of Tenant, its agents, their affiliates and subsidiaries, or their respective directors, employees or contractors, the foregoing indemnity shall also include reasonable costs, expenses and attorneys' fees incurred in connection with any indemnified claim or incurred by Tenant in successfully establishing the right to indemnity. Landlord shall have the right to assume the defense of any claim subject to this indemnity with counsel reasonably satisfactory to Tenant.
Tenant agrees to cooperate fully with Landlord and Landlord's counsel in any matter where Landlord elects to defend, provided Landlord promptly reimburses Tenant for reasonable costs and expenses incurred in connection with its duty to cooperate.

     The foregoing indemnity is conditioned upon Tenant providing prompt notice to Landlord of any claim or occurrence that is likely to give rise to a claim, suit, action or liability that will fall within the scope of the foregoing indemnity, along with sufficient details that will enable Landlord to make a reasonable investigation of the claim.

     When the claim is caused by the concurrent negligence or willful misconduct of Tenant and Landlord, or Landlord and a third party unrelated to Landlord (except Landlord's agents, officers, employees or invitees), Landlord's duty to indemnify and defend shall be proportionate to Landlord's allocable share of joint negligence or willful misconduct.

     17.3  Survival.  This Article 17 shall survive termination of this Lease.
           --------

                                  ARTICLE 18
                           ASSIGNMENT AND SUBLETTING

     18.1  Assignment Without Consent.  Without Landlord's consent, but after
           --------------------------
written notice to Landlord:

          (a) This Lease may be assigned in part or whole (whether by operation of law or otherwise) or all or any part of the Premises may be sublet at any time:

              (i) to a subsidiary of Tenant, to the entity with which or into which Tenant may merge, whether or not Tenant is the survivor of such merger, to any affiliate of Tenant, to an entity that is controlled by, controls or is under common control with Tenant (or a valid assignee of this Lease); or

              (ii) to the purchaser of substantially all of the assets of the operating division of Tenant using the Premises; or

          (b) One or more parts of the Premises may be used or occupied by a party or parties in connection with the transaction of business with Tenant or an entity that controls, is controlled by or is under common control with Tenant (or a valid assignee of Tenant).

     For purposes of this Article 18, "control" means the possession, direct or
                                       -------
indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or majority ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

     18.2  Assignment With Consent.  Except as provided in Section 18.1,
           -----------------------
Tenant may only assign this Lease in part or whole or sublet all or any part of the Premises if Tenant first obtains Landlord's consent to the proposed assignee or subtenant in writing. Landlord's consent shall not be unreasonably withheld. Landlord shall be deemed to have consented if Landlord does not respond to Tenant's request within fifteen (15) days after Tenant requests consent. Tenant shall provide Landlord with a copy of the letter of intent or proposed assignment of sublease, current financial information as to the proposed transferee and other information reasonably requested by Landlord as to such transferee, provided that Landlord makes the request for such information within five (5) business days after Tenant's request. In the case of any waiver by Landlord of a specific obligation of an assignee of Tenant, such waiver shall also be deemed a waiver of such obligation with respect to the immediate and remote assignors of such assignee.

          Landlord's consent or refusal of consent shall be in writing and, if Landlord refuses consent, the reasons for refusal shall be stated with reasonable particularity. Landlord's consent to an assignment or sublease shall be accompanied by a statement addressed to Tenant and the assignee or subtenant, upon which statement Tenant and the assignee or subtenant may conclusively rely, stating that to Landlord's knowledge Tenant is not in default under the Lease (or setting forth in what respects Tenant is in default), that this Lease has not been amended or modified (or setting forth such amendments or modifications), the expiration date of this Lease, and the date to which Rent has been paid. If Tenant receives rent for the assignment or subletting in excess of the Rent and other amounts payable under this Lease ("Excess
                                                                ------
Consideration"), then Tenant shall pay to Landlord one-half (1/2) of the Excess
-------------
Consideration after Tenant has recovered from the Excess Consideration any amounts expended by Tenant for leasing commissions, tenant improvements or other out-of-pocket costs attributable to the assignment or subletting. Notwithstanding the foregoing, Tenant may convey, in connection with an assignment or subletting, but pursuant to a separate legally binding agreement, the Tenant's assets, business and trade fixtures, inventory, equipment or furniture or other Tenant's Property to the extent paid for by Tenant, and Tenant shall be entitled to retain any and all consideration received in connection with such conveyance.

          Landlord hereby consents to a sublease to Drugstore.com, Inc. of the portion of the Premises located on the third floor of the Building.

          18.3  Effect of Transfer.  Landlord agrees, upon request by Tenant,
                ------------------
(a) to amend the notice address for Tenant to add the transferee, and (b) to deliver to Tenant or its successor concurrently with the delivery thereof to such transferee, copies of any notices of default delivered pursuant to the terms of this Lease. Additionally, if requested of Landlord pursuant to an assignment or sublease, the transferee shall have the right to cure any default under this Lease within the applicable cure period provided for Tenant in this Lease. In the case of any modification of this Lease made after the date of an assignment or other transfer of this Lease by Tenant, if such modification increases or enlarges the obligations of Tenant or reduces the rights of Tenant, then (a) Tenant named in this Lease and each respective assignor or transferor shall not be liable under or bound by such increase, enlargement or reduction unless Tenant consents to the modification, and (b) in the case of any waiver by Landlord of a specific obligation of an assignee or transferee of Tenant, such waiver shall also be deemed a waiver of such obligation with respect to the immediate and remote assignors or transferors of such assignee or transferee, subject to the terms of Section 18.2 above. If the assignment or sublease permits Tenant to recover possession of the Premises from the transferee and again take possession of the Premises as Tenant, Landlord agrees to again recognize Tenant as the "Tenant" under this Lease. Tenant's rights to assign its leasehold interest and to sublet the Premises shall be continuing rights. Accordingly, persons to whom Tenant's leasehold interest is assigned shall have the right to further assign the leasehold interest, and persons to whom the demised premises are sublet shall have the right to sub-sublet to others.

                                  ARTICLE 19
                               TENANT'S PROPERTY

          19.1  Removal of Property During Term.  Tenant's trade fixtures and
                -------------------------------
personal property (collectively called "Tenant's Property"), however installed
                                        -----------------
or located on the Premises, shall be and remain the property of Tenant and may be removed at any time and from time to time during the Term. Tenant shall repair any damage caused by removal of Tenant's Property.

          19.2  Removal of Property at End of Term.  Upon the expiration or
                ----------------------------------
termination of this Lease, Tenant shall remove its security systems in accordance with Section 6.7 and all of Tenant's Property from the Premises. In addition, Tenant shall remove those portions of any Alterations performed by or on behalf of Tenant that were designated as requiring removal pursuant to
Section 10.1 or Section 10.2. In connection with such removal, Tenant shall restore the areas of such removal to their condition prior to such Alteration, normal wear and tear excepted, and comply with the provisions of Section 19.1 with respect to Tenant's Property. Any of Tenant's Property remaining in the Premises ten (10) days after expiration or termination of the Term shall be deemed abandoned by Tenant. Tenant's failure to remove its property shall not constitute or be deemed to constitute a holding over or effect an extension or renewal of the Term.

          19.3  No Lien.  In no event (including a default under this Lease)
                -------
shall Landlord have any lien or other security interest in any of Tenant's Property located in the Premises or elsewhere, and Landlord hereby expressly waives and releases any lien or other security interest however created or arising.

                                  ARTICLE 20
                                    DEFAULT

            20.1  Tenant's Default.  Each of the following constitutes a
                  ----------------
default ("Default"):
          -------

                  (a) If Tenant fails to pay Rent as required by this Lease within ten (10) days after receipt of written notice of failure to pay from Landlord;

                  (b) If Tenant fails to perform or observe any other obligation of Tenant under this Lease within thirty (30) days after receipt of written notice from Landlord setting forth in reasonable detail the nature and extent of the failure referencing pertinent Lease provisions (or if the breach requires longer than thirty (30) days to cure, Tenant fails to start curing within thirty
(30) days after receipt of written notice and to prosecute the cure to completion with due diligence); or

                  (c) If Tenant files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking an arrangement, composition, liquidation or dissolution under any present or future Federal, State, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of a trustee, receiver or liquidator of Tenant or of all or a substantial part of its assets, or of the Premises, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (d) If a court enters an order, judgment or decree approving a petition filed against Tenant seeking an arrangement, composition, liquidation, dissolution or similar relief under the present or future Federal, State or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and the order, judgment or decree remains unvacated or unstayed for sixty (60) days.

          20.2  Landlord's Remedies.  If Tenant commits a Default, Landlord
                -------------------
may do any one or more of the following, in addition to pursuing its remedies at law or in equity:

                (a) Declare the Term hereof ended and re-enter the Premises and take possession thereof and remove all persons therefrom; and Tenant shall have no further claim thereon or hereunder; or

                (b) Without declaring this Lease terminated, pursuant to applicable legal process re-enter the Premises and occupy the whole or any part thereof for and on account of Tenant and collect any unpaid rentals and other charges which have become payable, or which may thereafter become payable; or

                (c) Even though it may have re-entered the Premises, thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

     If Landlord re-enters the Premises under option (b) above, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any rental or other charges thereafter accruing, or to have terminated Tenant's liability for damages under any of the provisions hereof, by any such re-entry or by any such action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease. Tenant further covenants that service by Landlord of any notice pursuant to the unlawful detainer statutes and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the serving of such notice and such election is evidenced by written notice to Tenant) be deemed to be a termination of this Lease. If Landlord enters or takes possession of the Premises, Landlord shall have the right, but not the obligation, to remove any or all of Tenant's personal property located therein and place the same in storage at a public warehouse at the expense and risk of Tenant.

     If Landlord elects to terminate this Lease pursuant to the provisions of options (a) or (c) above, Landlord may recover from Tenant, as damages, the following:

          (i) The worth at the time of award of any unpaid rental which has been earned; plus

          (ii) The worth at the time of award, of the unpaid rental which would have been earned after termination until the time of award; plus

          (iii) The worth at the time of award of the unpaid rental for the balance of the term after the time of award; plus

          (iv) Any other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom including, but not limited to, any reasonable costs or expenses incurred by Landlord in (a) re-taking possession of the Premises, including reasonable attorneys' fees therefor; (b) maintaining or preserving the Premises after such default; (c) preparing the Premises for re-letting to a new tenant, including repairs or alterations to the Premises for such re-letting; (d) reasonable leasing commissions; and (e) any other costs reasonably necessary or appropriate to re-let the Premises.

     As used in items (i) and (ii) above, "worth at time of award" shall be computed by allowing interest at the prime lending rate of Bank of America, Seattle office plus three percent (3%). As used in item (iii) above, "worth at the time of award" shall be computed by using a discount rate of eight percent (8%).

     Landlord shall mitigate its damages by making reasonable efforts to relet the Premises on reasonable terms. Landlord may re-let for a shorter or longer period of time than the Lease Term and may make necessary repairs or alterations. If Landlord re-lets for a period longer than the Lease Term, then any special concessions given to the new tenant shall be allocated throughout the entire re-letting term so that Tenant is charged only with the proportion of the concessions allocated to the remainder of Tenant's Lease term. All sums collected from re-letting shall be applied first to Landlord's expenses of re-letting, and then to the payment of amounts due from Tenant to Landlord under this Lease.


     20.3  Landlord's Default.  Landlord's failure to perform or observe any
           ------------------
of its obligations under this Lease or to correct a breach of any warranty or representation made in this Lease within thirty (30) days after receipt of written notice from Tenant setting forth in reasonable detail the nature and extent of the failure referencing pertinent Lease provisions or if more than thirty (30) days is required to cure the breach, Landlord's failure to begin curing within the thirty (30) day period and diligently prosecute the cure to completion shall constitute a default ("Default").
                                        -------

     20.4  Tenant's Remedies.  If Landlord commits a Default, Tenant may,
           -----------------
without waiving any claim for damages for breach of agreement or any other rights or remedies it may have under this Lease at law or in equity, at any time thereafter do any of the following, subject to any limitations set forth in the form of Subordination, Nondisturbance and Attornment Agreement attached as Exhibit E:

           (a) Cure the Default for the account of Landlord, and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord, and Landlord shall reimburse such amount (plus interest accruing at the annual rate of twelve percent (12%) until paid) to Tenant on demand. If Landlord fails to reimburse Tenant on demand for any sum it otherwise owes Tenant under this Lease, the amount may be deducted by Tenant from the next or any succeeding payments of Base Rent.

           (b) Abate Rent for the portion(s) of the Premises rendered unusable for Tenant's purposes.

           (c) If the obligations of landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving Landlord as the debtor, or following the rejection of this Lease in accordance with
Section 365 of the United States Bankruptcy Code and the election of Tenant to remain in possession of the Premises in a bankruptcy or insolvency proceeding involving Landlord as the debtor, then notwithstanding any provision of this Lease to the contrary, so long as Tenant is not in Default under this Lease, Tenant shall have the right to set off against Rent next due and owing under this Lease (a) any and all damages that it demonstrates to the Bankruptcy Court were caused by nonperformance of Landlord's obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the nonperformance of Landlord's obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code.

     20.5  No Cure Period.  The cure periods in Sections 20.1(b) and 20.3
           --------------
do not apply to failure to maintain the insurance required by this Lease.


     20.6  Self-help.  If either party Defaults, the other party may,
           ---------
without being obligated to do so and without waiving the Default, cure the Default. The defaulting party shall pay the nondefaulting party on demand all costs, expenses and disbursements incurred by the nondefaulting party to cure the Default.

     20.7  Survival.  The remedies permitted in this Article, Landlord's
           --------
obligation to mitigate and the indemnities in Articles 17 and 26 shall survive termination or expiration of this Lease.

                                  ARTICLE 21
                                    NOTICES

     All notices, demands, approvals or requests under this Lease shall be given in writing and delivered personally or sent by United States Certified Mail, postage prepaid, return receipt requested, or nationally recognized overnight air carrier, and addressed to the Landlord's Address or Tenant's Address, as the case may be. Notices shall be deemed to have been given upon receipt or attempted delivery where delivery is not accepted. Either party may change its address upon notice given to the other. Tenant shall also give default notices to any Mortgagee after receiving notice from Landlord of the Mortgagee's name and address.

                                  ARTICLE 22
                                QUIET ENJOYMENT

     Landlord warrants and agrees that, so long as this Lease has not been terminated as a result of a default by Tenant, Tenant's peaceable and quiet enjoyment of the Premises shall not be disturbed by Landlord or anyone claiming by or through Landlord.

                                  ARTICLE 23
                                 HOLDING OVER

     Any holding over by Tenant after the expiration of the term hereof consented to in advance in writing by Landlord shall be construed as a tenancy from month-to-month on the terms and conditions set forth herein, except the Base Rent shall be one hundred ten percent (110%) of the Base Rent. Any such holdover tenancy may be terminated by either party upon thirty (30) days written notice to the other party. If Tenant holds over without the prior written consent of Landlord, Tenant shall indemnify, defend and hold harmless Landlord from all losses, damages, liabilities and expenses resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant arising out of Tenant's failure to surrender possession. Any holding over by Tenant after the expiration of the Lease Term without Landlord's consent shall be deemed a tenancy at will, terminable at any time by Landlord, at a rental rate equal to one and one-half (1 1/2) times the Base Rent and Additional Rent payable by Tenant during the last month rent is payable by Tenant pursuant to this Lease.

                                  ARTICLE 24
                              MEMORANDUM OF LEASE

     This Lease shall not be recorded except as permitted in this Article. At the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum describing the Premises and stating this Lease's Term (including any options to extend), the Commencement Date, any rights of first refusal or expansion rights held by Tenant, other information the parties agree to include, and such other information as necessary to satisfy the notice of lease statute of the State where the Premises are located.

                                  ARTICLE 25
                             ESTOPPEL CERTIFICATES

     Upon request of either party at any time and from time to time, Landlord and Tenant shall execute and deliver to the other, within fifteen (15) business days after receipt of the request, a written instrument, duly executed:

          (a) Certifying that this Lease has not been amended or modified and is in full force and effect or, if there has been a modification or amendment, that this Lease is in full force and effect as modified or amended, and stating the modifications or amendments;

          (b) Specifying the date to which the Rent has been paid;

          (c) Stating whether to the best knowledge of the party executing the instrument, the other party is in default and, if so, stating the nature of the default; and

          (d) Stating the Commencement Date and whether any option to extend the Term has been exercised.

                                  ARTICLE 26
                           ENVIRONMENTAL PROVISIONS

     26.1  Environmental Law.  The term "Environmental Law" means any federal,
           -----------------             -----------------
state or local law, statute, ordinance, regulation or order pertaining to health, industrial hygiene, environmental conditions or hazardous substances or materials including those defined in this Article as "Hazardous Substances."

     26.2  Hazardous Substances.  The term "Hazardous Substance" means any
           --------------------             -------------------
hazardous or toxic substance, material or waste, pollutants or contaminants, as defined, listed or regulated now or in the future by any federal, state or local law, ordinance, code, regulation, rule, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any environmental conditions, health or industrial hygiene, including without limitation, (a) chlorinated solvents, (b) petroleum products or by-products, (c) asbestos and
(d) polychlorinated biphenyls, excluding, however minor quantities of materials and substances which otherwise would constitute Hazardous Substances and are used in the ordinary course of business by tenants in Class A office Buildings and cleaning supplies and other substances used in the ordinary course of operating and maintaining Class A office buildings.

     26.3  Landlord's Obligations.  Landlord represents, warrants and agrees
           ----------------------
that:

           (a) Landlord has not during its period of ownership used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Building or Land (or off-site of the Building or Land that might affect the Building or Land) or transported from the Building or Land, any Hazardous Substance, nor to the best of Landlord's knowledge, but with Landlord having no obligation to have made any independent study or investigation, and except as identified in the Phase I Environment Site Assessment Update prepared by Dames & Moore, D&M Job No. 40766-001-005, dated October 13, 1998 (the "Report"), or otherwise disclosed to Tenant in writing prior to Tenant's execution of this Lease, (i) there have been no releases of Hazardous Substances from the Premises, the Building, or the Land; (ii) no Hazardous Substances have been used, generated, treated, stored, or disposed of at the Premises, the Building, or the Land; and (iii) no claim of liability relating to the presence of Hazardous Substances in violation of any applicable law at the Premises, the Building, or the Land has been made or is threatened by any governmental agency or other third party. On request, Landlord has provided Tenant with a copy of the Report.

          (b) Landlord will not use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about the Building or Land (or off-site of the Building or Land that might affect the Building or Land), or transport to or from the Building or Land, any Hazardous Substance, except minor quantities of materials and substances which otherwise would constitute Hazardous Substances and are used in the ordinary course of business by tenants in Class A office Buildings and cleaning supplies and other substances used in the ordinary course of operating and maintaining Class A office buildings in compliance with Environmental Law.

          (c) Except as otherwise disclosed in the Dames and Moore Report referred to above, to the best of Landlord's knowledge no underground storage tanks have been removed from the Building or Land, and no underground storage tanks are located on the Building or Land.

          (d) Landlord shall protect, indemnify, defend and hold harmless Tenant and its directors, officers, employees, agents, parents, subsidiaries, successors and assigns from any loss, damage, cost, expense or liability (including reasonable attorneys' fees and costs) directly or indirectly arising out of or attributable to Landlord's use, generation, manufacture, production, storage, release, threatened release, discharge or disposal of a Hazardous Substance on, under or about the Development (or off-site on property owned or operated by Landlord that affected the Development) or a breach of any representation, warranty, covenant or agreement contained in this Section 26.3 including, without limitation, the costs of any required or necessary repairs, cleanup or detoxification of the Building or Land and the preparation and implementation of any closure, remedial or other required plans. Rent shall abate to the extent the presence of a Hazardous Substance or a violation of Environmental Law (in either case not caused by Tenant, its employees, agents or contractors) materially interferes with Tenant's use of the Premises. If interference with Tenant's use of the Premises continues for more than one hundred eighty (180) days, Tenant may terminate this Lease by giving Landlord notice of termination. If the presence of a Hazardous Substance or a violation of Environmental Law (in either case not caused by Tenant, its employees, agents or contractors) creates an unacceptable risk to the health or safety of Tenant's employees or invitees as determined in Tenant's reasonable judgment, and the condition is not abated within thirty (30) days after Tenant notifies Landlord of the condition, Tenant may terminate this Lease.

     26.4  Tenant's Obligations.  Tenant agrees that:
           --------------------

           (a) Neither Tenant nor its employees, agents or contractors will use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about the Premises, or off-site the Premises, or transport to or from the Premises, any Hazardous Substance except minor quantities of materials and substances which otherwise would constitute Hazardous Substances and are used in the ordinary course of business by tenants in Class A office Buildings and cleaning supplies and other substances used in the ordinary course of operating and maintaining Class A office buildings in compliance with Environmental Laws.

           (b) Tenant shall give prompt written notice to Landlord of:

               (i) any proceeding or inquiry by any governmental authority known to Tenant with respect to the presence of any Hazardous Substance on the Premises; and

               (ii) all claims made or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Substance; and

               (iii) Tenant's discovery of any occurrence or condition on the Premises that could cause the Premises or any part thereof to be subject to any restrictions on occupancy or use of the Premises under any Environmental Law.

          (c) Tenant shall protect, indemnify, defend and hold harmless Landlord and its directors, partners, officers, employees, agents, parents, subsidiaries, successors and assigns from any loss, damage, cost, expense or liability (including reasonable attorneys' fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, discharge, disposal or presence of a Hazardous Substance on the Premises (or off-site of the Premises) caused by Tenant and its employees, agents or contractors, or a breach of any representation, warranty, covenant or agreement contained in this Section 26.4 including, without limitation, the costs of any required or necessary repairs, cleanup or detoxification of the Premises and the preparation and implementation of any closure, remedial or other required plans.

          26.5 This Article 26 shall survive expiration or termination of this Lease.

                                  ARTICLE 27
                             ADDITIONAL PROVISIONS

          27.1  Removal of Liens.  If Landlord is doing, or is having done,
                ----------------
any work in the Premises at Landlord's expense, and liens are placed against the Premises by any person or entity entitled to do so by law and engaged in providing work, services, or materials for or to such work, Landlord has the sole and exclusive obligation to take whatever steps may be appropriate and necessary, at Landlord's sole cost and expense, to discharge, bond or otherwise remove the liens, Tenant having no such obligation whatsoever. Tenant agrees not to suffer or permit any lien of mechanics or materialmen to be placed on the Premises, the Building or the Development, and if any such lien does so attach to immediately pay, remove or bond over the same within thirty (30) days after Landlord notifies Tenant of the existence of the lien. If Tenant does not timely pay, remove or bond over the lien, Landlord may satisfy the lien and the sum paid by Landlord shall constitute Additional Rent due and payable by Tenant.

          27.2  Brokers.  Landlord and Tenant warrant to each other that the
                -------
only broker(s) that have been retained in connection with the negotiation and consummation of this Lease is Trammell Crow Company ("Tenant's Broker").
                                                      ---------------
Landlord shall pay to Tenant's Broker a commission of $4.00 per square foot of Rentable Area of the Premises, $1.00 of which shall be allocated to Leo Backer (Liebsohn and Company) who has assisted Tenant's Broker in connection with this Lease. Each party agrees to indemnify, defend and hold the other party harmless from all damages, judgments, liabilities, claims and expenses (including reasonable attorneys' fees) arising out of or in connection with any claim or demand of any other broker, agent or finder with whom the indemnifying party has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation of this Lease.
The indemnification obligation in this Section 27.2 shall survive the termination of this Lease.

          27.3   Successors.  This Lease shall bind and inure to the benefit
                 ----------
of Landlord, its successors and assigns, and Tenant and its successors and assigns.

          27.4   Severability.  If any provision of this Lease is determined
                 ------------
to be invalid or unenforceable, then that provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law. It is the intention of the parties that if any provision of this Lease is capable of two constructions, one of which would render the provision void, and the other of which would render the provision valid, then the provision shall have the meaning that renders it valid.

     27.5   Integration.  This instrument contains the entire integrated
            -----------
agreement between the parties as to the Premises, and supersedes any oral statements or representations or prior written matter not contained in this instrument. This Lease shall not be modified except by a written document signed by both parties.

     27.6   Governing Law.  This Lease shall be governed by and construed
            -------------
and enforced in accordance with the laws of the State where the Premises are located.

     27.7  No Waiver.  Failure of either party to complain of any act or
           ---------
omission on the part of the other, no matter how long the same may continue, shall not constitute a waiver of any rights under this Lease. No waiver by either party of any breach of any provisions of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action of any party requires the consent or approval of the other, consent or approval given on one occasion shall not be deemed a consent to or approval of that action on any other occasion. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

     27.8  Construction.  Captions are solely for the convenience of the
           ------------
parties and are not a part of this Agreement. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared it.

     27.9  Time.  Time is of the essence of every provision of this Agreement
           ----

     27.10  Cumulative Remedies.  The rights and remedies that either
            -------------------
party may have under this Lease or at law or in equity, upon any breach, are distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them shall be deemed to be exclusive of any other.

     27.11  Protest.  If a dispute arises with respect to the performance of
            -------
any obligation including an obligation to pay money, the party against which the obligation is asserted shall have the right to perform the obligation under protest. Performance of an obligation under protest shall not be regarded as voluntary performance. A party that has performed under protest shall have the right to institute a lawsuit to recover any amount paid or the reasonable cost of otherwise complying with the disputed obligation.

     27.12  Execution; Binding Effect.  This Lease shall not be effective or
            -------------------------
binding on the parties until it has been signed by both Landlord and Tenant. If Landlord does not return a fully executed copy of this Lease to Tenant within fifteen (15) days of execution by Tenant, this Lease is null and void and of no force and effect.

     27.13  Authority.  Each party represents to the other that the person
            ---------
signing this Lease on its behalf is properly authorized to do so, and in the event this Lease is signed by an agent or other third party on behalf of Landlord, written authority to sign on behalf of Landlord in favor of the agent or third party shall be provided to Tenant either prior to or simultaneously with the return to Tenant of a fully executed copy of this Lease.

     27.14  Rules and Regulations.  Tenant will use reasonable efforts to
            ---------------------
cause its employees, agents and any others permitted by Tenant to occupy or enter the Premises to abide by rules and regulations adopted by Landlord to govern conduct of its tenants ("Rules"). The Rules and all new and modified
                                -----
Rules shall be of uniform application to substantially all tenants of the Building, and shall not be enforced against Tenant in a discriminatory manner, and, to the extent enforced, shall be enforced in a substantially equal manner against all tenants of the Building. The provisions of this Lease shall supercede any conflicting provisions of the Rules.

     27.15  Force Majeure.  Performance by Landlord or Tenant of their
            -------------
obligations under this Lease shall be extended by the period of delay caused by force majeure, provided, however, that Landlord's obligations with respect to repair and restoration, resumption of utility service(s), hazardous substances, and construction and preparation of the Premises shall not be subject to extension of time pursuant to this paragraph. Force majeure is war, natural catastrophe, strikes, walkouts or other labor disturbance, order of any government, court or regulatory body having jurisdiction, shortages, blockade, embargo, riot, civil disorder, or any similar cause beyond the reasonable control of the party who is obligated to render performance (but excluding financial inability to perform, however caused). Nothing in this Section 27.15 shall limit or otherwise modify or waive Tenant's obligation to pay Base Rent and Additional Rent as and when due pursuant to the terms of this Lease.

     27.16  Attorneys' Fees.  If legal proceedings are initiated to enforce
            ---------------
any term of this Lease, to recover any Rent due under this Lease, for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord and/or eviction of Tenant, the prevailing party shall be entitled to recover, as an element of its cost of suit and not as damages, reasonable attorneys' fees and costs to be fixed by the court.

     27.17  Confidentiality.  Both parties agree that the terms and conditions
            ---------------
of this Lease and details regarding its negotiation are and shall remain confidential between Landlord and Tenant. Neither party shall distribute, copy or otherwise submit, orally or in writing, this Lease or any summary thereof, to any other person or entity without the other party's prior written consent, except (i) Landlord's or Tenant's servants, agents, employees, legal representatives, successors or assigns, (ii) Landlord's current and prospective Mortgagees and purchasers of the Development or Building, and (iii) Tenant's prospective assignees or subtenants, provided that in the case of parties covered by clauses (ii) or (iii) they shall have agreed in writing to honor the confidentiality provisions of this Section 27.17. In addition, Landlord shall not make any public announcements regarding Tenant's proposed or actual occupancy of the Premises without Tenant's prior written consent, which Tenant may withhold in its sole discretion. In addition, all information learned by or disclosed to Landlord with respect to Tenant's business, or information disclosed or discovered during an entry by Landlord into the Premises, shall be kept strictly confidential by Landlord, Landlord's legal representatives, successors, assigns, employees, servants and agents and shall not be used (except for Landlord's confidential internal purposes) or disclosed to others by Landlord, or Landlord's servants, agents, employees, legal representatives, successors or assigns, without the express prior written consent of Tenant, which Tenant may withhold in its sole and absolute discretion.

     27.18  Reasonableness.  In determining the reasonableness of the
            --------------
decision made, action taken, or consent given or withheld by a party, the following standards and covenants shall apply:

            (a) no party shall challenge the validity or enforceability of any provision in this Lease requiring it to act reasonably in its decisions and actions and to not unreasonably withhold consents or approvals;

            (b) common sense shall be applied in determining whether a party was reasonable;

            (c) what is reasonable in a commercial leasing context shall be taken into account; and

                 (d) it shall be deemed unreasonable to withhold consent or approval because of the failure of one party to pay or provide something of value to the other party where this Lease does not require the same as a condition of approval or consent.

     27.19  [Intentionally Omitted.].

     27.20  Landlord's Exculpation.  If Landlord fails to perform any covenant,
            ----------------------
term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of Landlord's default Tenant obtains a money judgment against Landlord, the judgment shall be satisfied only (a) by offset against Rent due after the entry of such judgment, (b) out of the proceeds of sale received upon execution of the judgment and levied thereon against the right, title and interest of Landlord in the Premises, Building, Development and/or Land, (c) out of rents, issues or other income receivable by Landlord, (d) out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Premises, Building, Development and/or Land, or (e) out of insurance or condemnation proceeds receivable or received by Landlord. Nothing contained herein shall limit or affect any right that Tenant might otherwise have to obtain injunctive relief or other remedies or actions against Landlord that do not involve the personal liability of Landlord or of the persons that comprise Landlord to respond in monetary damages from property other than Landlord's interest in the Building, Development and Land where the Premises are located.

     27.21  Landlord's Knowledge.  For purposes of this Lease, where any
            --------------------
provisions of this Lease are qualified by language such as "to the best of Landlord's knowledge," or "to Landlord's actual knowledge," or "Landlord is not aware," Landlord's knowledge is limited to the current actual knowledge of William H. Cunningham, Jr., a Senior Vice President of O.C. Real Estate Management, LLC, one of the members of Landlord, and Loretta Alake, Michael Thompson and David Victor.

     27.22  Assignment by Landlord.  If Landlord sells or otherwise transfers
            ----------------------
the Building, such purchaser or transferee shall be deemed to have assumed Landlord's obligations hereunder, and Landlord shall be relieved of all liabilities hereunder arising upon such purchaser or transferee executing and accepting an assumption of Landlord's obligations under this Lease and Tenant shall attorn to Landlord's successor.

     27.23  Late Charge; Interest.  Time is of the essence of this Lease.  If
            ---------------------
Tenant fails to pay any Base Rent or Additional Rent within five (5) days after notifying Tenant the payment is delinquent, a late charge equal to the greater of $50.00, or five percent (5%) of the unpaid amount, shall be assessed and be immediately due and payable by Tenant. In addition, any Base Rent or Additional Rent more than ten (10) days past due shall bear interest from the date due until paid in full (together with late charges and interest) at an interest rate equal to the lesser of the prime lending rate charged by Bank of America (Seattle office) plus three percent (3%), or the maximum rate of interest permitted by applicable law.

                                    LANDLORD:

                                    BELLEVUE GOLDWELL ASSOCIATES, LLC, a
                                    Delaware limited liability company


                                    By:  O.C. Real Estate Management, LLC, a
                                         Delaware limited liability company, a
                                         Member

Date:  __________________                By__________________________________

                                                 William Cunningham
                                             Its Senior Vice President


                                    TENANT:

                                    MICROSOFT CORPORATION


Date:  __________________           By___________________________________
                                               Larry Neilson
                                      Its:  General Manager, Real Estate
                                        & Facilities/Corporate Security

[Bellevue Goldwell]

STATE OF _______________  )
                          ) ss.
COUNTY OF ______________  )

I certify that I know or have satisfactory evidence that William Cunningham is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Senior Vice President of O.C. Real Estate Management, LLC, a Delaware limited liability company, a Member of Bellevue Goldwell Associates LLC, a Delaware limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated:  ________________________

(Seal or stamp)

                              ---------------------------------------
                              (Signature)

                              ---------------------------------------
                              (Printed Name)
                              Notary Public
                              My appointment expires
                                                    -----------------

[Microsoft]

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

     I certify that I know or have satisfactory evidence that Larry Neilson is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the General Manager, Real Estate & Facilities/Corporate Security of Microsoft Corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated:  ________________________

(Seal or stamp)

                              -----------------------------------
                              (Signature)

                              -----------------------------------
                              (Printed Name)
                              Notary Public
                              My appointment expires
                                                    -------------

                                  Exhibit A-1

                                   Premises




                                     A-1-1

                                  Exhibit A-2
                                  -----------

                                   Site Plan




                                     A-2-1

                                  Exhibit A-3
                                  -----------

                                  Floor Plans





                                     A-3-1

                                   Exhibit B
                                   ---------

                            Permitted Encumbrances

                                   Exhibit C
                                   ---------
                          Commencement Date Agreement



     This Agreement is entered into this __ day of ______________, ____ pursuant to Lease Agreement dated __________, ____ (the "Lease") between ______________, as landlord and Microsoft Corporation, as tenant.

     The undersigned hereby certify to and agree with each other as to the following information in connection with the Lease:

     1. The "Commencement Date" under, and as defined in, the Lease is _____________________. Accordingly, the initial Term of the Lease expires on
________________.

     2. As of the Commencement Date, the "Premises Rentable Area" under, and as defined in, the Lease is ___________.


                                    LANDLORD:

                                    BELLEVUE GOLDWELL ASSOCIATES, LLC, a
                                    Delaware limited liability company


                                    By:  O.C. Real Estate Management, LLC, a
                                         Delaware limited liability company, a
                                         Member

Date:  __________________           By___________________________________
                                              William Cunningham
                                          Its Senior Vice President


                                    TENANT:

                                    MICROSOFT CORPORATION


Date:  __________________           By___________________________________
                                               Larry Neilson
                                      Its: General Manager, Real Estate &
                                         Facilities/Corporate Security

                                   Exhibit D
                                   ---------

                   Janitorial Services and Security Services

                                   Exhibit E
                                   ---------
            Subordination Non-Disturbance and Attornment Agreement

                                   Exhibit F
                                   ---------

                          Building Standard Finishes



                                      E-1